UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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☐ Definitive Proxy Statement
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PIXELWORKS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD [•], 2008
     The 2008 Annual Meeting of Shareholders of Pixelworks, Inc. will be held [•], 2008 at 2:00 p.m. Pacific Daylight Time at our offices at 224 Airport Parkway, Suite 400, San Jose, California 95110, to conduct the following items of business:
1.	To elect seven Directors to serve one-year terms and until their successors are duly elected and qualified;

2.	Approval of amendment to the 2006 Stock Incentive Plan;

3.	Grant of discretionary authority to the Board of Directors to amend the articles of incorporation of the Company to effect a reverse stock split at an exchange ratio within the specified range and at any time on or prior to the date of the 2009 Annual Meeting of Shareholders;

4.	To ratify the appointment of KPMG LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year; and

5.	To transact any other business that properly comes before the meeting or any postponement or adjournment of the meeting.
     The foregoing items of business are more fully described in the Proxy Statement which accompanies this Notice of Annual Meeting of Shareholders. None of the proposals requires the approval of any other proposal to become effective. Shareholders who owned shares of our common stock at the close of business on March 24, 2008 are entitled to receive notice of, attend and vote at the meeting or any postponement or adjournment of that meeting.
     Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

Bruce A. Walicek
President and Chief Executive Officer
San Jose, California
[•], 2008

CONTENTS

THE MEETING	1

PROPOSAL NO. 1: ELECTION OF DIRECTORS	4

PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN	7

PROPOSAL NO. 3: GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO EFFECT A REVERSE STOCK SPLIT AT AN EXCHANGE RATIO WITHIN THE SPECIFIED RANGE AND AT ANY TIME ON OR PRIOR TO THE DATE OF THE 2009 ANNUAL MEETING OF SHAREHOLDERS	15

PROPOSAL NO. 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	23

Section 16(a) Beneficial Ownership Reporting Compliance	24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24

Review, Approval or Ratification of Transactions with Related Persons	24

INFORMATION ABOUT OUR BOARD OF DIRECTORS	25

Board Meetings	25
Director Independence	25
Standing Committees of the Board	25
Compensation Committee Interlocks and Insider Participation	27
Qualifications of Directors	27
Director Compensation	28
Communications with the Board	30
Code of Ethics	30

INFORMATION ABOUT OUR EXECUTIVE OFFICERS	31

Compensation Committee Report	32
Compensation Discussion and Analysis	33
Summary Compensation Table	40
Grants of Plan-Based Awards in Fiscal 2007	43
Outstanding Equity Awards at Fiscal Year-End	45
Option Exercises and Stock Vested	47
Potential Benefits Upon Termination or Change in Control	47

INFORMATION ABOUT OUR EQUITY COMPENSATION PLANS	49

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	50

Fees Paid to KPMG LLP	50
Pre-Approval of Audit and Permissible Non-Audit Services	50
Audit Committee Report	51

OTHER BUSINESS	52

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS	52

ADDITIONAL INFORMATION	53

APPENDIX A	A-1

APPENDIX B	B-1

PIXELWORKS, INC.
8100 SW Nyberg Road
Tualatin, Oregon 97062
PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD [•], 2008
THE MEETING
Purpose, Date, Time and Place
     The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Pixelworks, Inc. (“Pixelworks” or the “Company”), an Oregon corporation. This proxy statement (this “Proxy Statement”) is being provided in connection with Pixelworks’ 2008 Annual Meeting of Shareholders (the “Annual Meeting”) or any postponement or adjournment of that meeting. If you requested printed copies of the Company’s proxy materials by mail, this Proxy Statement is accompanied by a proxy card for the Annual Meeting. These proxy materials were first sent to shareholders on or about [•], 2008.
     The Annual Meeting will be held at 2:00 p.m. Pacific Daylight Time, on [•], 2008, at our offices at 224 Airport Parkway, Suite 400, San Jose California 95110, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
Record Date
     Shareholders of record of Pixelworks common stock at the close of business on March 24, 2008, the record date established by the Board, will be entitled to receive notice of, attend and vote at the Annual Meeting. On the record date, there were approximately 172 shareholders of record and 43,781,207 shares of common stock outstanding. Each share of common stock has one vote on each matter.
Distribution of Proxy Materials
     Under rules recently adopted by the Securities and Exchange Commission (“SEC”), we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. Shareholders will have the ability to access the proxy materials and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 on the Internet or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet and how to request a printed copy may be found on the Notice, which is being distributed as follows:
•	If your shares are held directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the shareholder of record with respect to those shares and the Notice was sent directly to you by the Company; or

•	If your shares are held in an account at a brokerage firm, bank, broker-dealer or other nominee, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual

Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.
     In addition, any shareholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of annual meetings on the environment. A shareholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A shareholder’s election to receive proxy materials by email will remain in effect until the shareholder terminates it.
     We are “householding” the Notice pursuant to SEC rules. This procedure allows the Company to reduce its printing costs, mailing costs and fees by delivering one copy of the Notice to multiple shareholders who share the same mailing address unless the Company received contrary instructions from an affected shareholder.
     We will promptly deliver upon written or oral request a separate copy of the Notice to any shareholder at a shared address to which a single copy was delivered. To request a separate copy of the Notice, shareholders may write or call the Company at:
Pixelworks, Inc.
Attn: Secretary
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
     Shareholders who would like to revoke householding consent and receive a separate copy of proxy materials should contact Broadridge Financial Solutions, Inc. either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11747. Within 30 days of receipt of revocation of a shareholder’s consent, the shareholder will be removed from the householding program.
Voting and Revocability of Proxy
     If you do not wish to vote in person at the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you may vote by mail or by telephone. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide.
     Beneficial owners who hold their shares in street name and who wish to vote in person at the Annual Meeting must contact their brokerage firm, bank, broker-dealer or other nominee to obtain a legal proxy. The legal proxy must be brought to the Annual Meeting.
     Ballots will be available at the Annual Meeting for any shareholders who wish to vote in person and whose shares are held directly in their name with BNY Mellon Shareowner Services, our transfer agent.
     If a shareholder of record who holds shares directly with our transfer agent executes a proxy but either (i) indicates when voting on the Internet or by telephone that they wish to vote as recommended by the Board or (ii) signs and returns a proxy card without providing specific voting instructions, the shares will be voted:
1.	“FOR” each of the nominees for Director listed in this Proxy Statement;

2.	“FOR” approval of amendment to the 2006 Stock Incentive Plan;

3.	“FOR” grant of discretionary authority to the Board of Directors to amend the articles of incorporation of the Company to effect a reverse stock split at an exchange ratio within the specified range and at any time on or prior to the date of the 2009 Annual Meeting of Shareholders; and

4.	“FOR” the ratification of KPMG LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year.
     If a beneficial owner who holds shares in street name does not provide specific voting instructions to their brokerage firm, bank, broker-dealer or other nomine, under the rules of certain securities exchanges, including the NASDAQ Marketplace Rules, the brokerage firm, bank, broker-dealer or other nominee holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters, but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” Proposal No. 1 and Proposal No. 4 involve matters we believe to be routine. Accordingly, no broker non-votes are expected to exist in connection with Proposal No. 1 and Proposal No. 4. Broker non-votes are expected in connection with Proposal No. 2. and Proposal No. 3.
     The Board does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, proxies held by the Board will voted on such other matters as determined by a majority of the Board.
     Any person giving a proxy has the power to revoke it at any time before its exercise by voting again at a later date on the Internet or by telephone (only the latest Internet or telephone proxy submitted prior the Annual Meeting will be counted) or by signing and returning a new proxy card with a later date. A proxy may also be revoked at the Annual Meeting either by voting in person or specifically requesting in writing that the prior proxy be revoked. A shareholder who has previously provided a proxy and attends the Annual Meeting is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.
Quorum
     A quorum is required for the shareholders to conduct business at the Annual Meeting. The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions, broker non-votes and other proxies received but not marked, if any, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes.
Expenses and Solicitation
     The Company will bear the cost of this solicitation. In addition to the use of mail, proxies may be solicited by certain directors, officers and employees of the Company, who will not be specifically compensated for such activities. Such solicitations may be made personally or by mail, e-mail, facsimile, telephone or messenger.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
     The Board currently consists of seven members. Our First Restated Bylaws provide that the number of members of the Board shall not be less than three nor more than twelve and that, within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board. Effective April 1, 2008, the Board adopted resolutions increasing the number of members of the Board from six to seven and appointing Hans H. Olsen, the Company’s former President and Chief Executive Officer, as a member of the Board to fill the vacancy created by the increase.
     Each of the current members of the Board has been nominated for reelection at the Annual Meeting. Members of the Board are elected to serve one-year terms expiring at the earlier of the next annual meeting, a successor being elected and qualified or earlier resignation, death or removal. Listed below are the nominees and their current committee assignments:

Name	Age	Committees
Allen H. Alley *	53	None
Mark A. Christensen	49	Audit, Compensation (Chair) and Corporate Governance and Nominating
James R. Fiebiger	66	Compensation and Corporate Governance and Nominating (Chair)
C. Scott Gibson	55	Audit, Compensation and Corporate Governance and Nominating
Daniel J. Heneghan	52	Audit (Chair) and Compensation
Hans H. Olsen	59	None
Bruce A. Walicek	51	None

* -Chairman of the Board of Directors
     The information provided below is biographical information about each of the nominees.
     ALLEN H. ALLEY co-founded Pixelworks and has served as Chairman of the Board of Directors since 1997. He also served as the President and Chief Executive Officer from the Company’s inception until his resignation in December 2006. In January 2007, Mr. Alley accepted an appointment from the Governor of Oregon to serve as his Deputy Chief of Staff for Energy, Transportation and Economic Development. Mr. Alley resigned from this appointment in March 2008, and will run for Oregon State Treasurer. From 1992 to 1996, Mr. Alley served as the Vice President, Corporate Development, Engineering and Product Marketing for InFocus Corporation, a leading digital projection technology and services company. From 1986 to 1992, Mr. Alley was a General Partner of Battery Ventures, a venture capital investment firm. From 1983 to 1986, Mr. Alley was the Director of Mechanical Computer Aided Engineering of Computervision Corporation, a computer-aided design software developer. From 1979 to 1983, Mr. Alley was a Lead Mechanical Engineer at Boeing Commercial Airplane Division. From 1976 to 1979, Mr. Alley served as a Product Design Engineer for the Ford Motor Company. Mr. Alley holds a B.S. in Mechanical Engineering from Purdue University.
     MARK A. CHRISTENSEN has served as a Director of Pixelworks since May 2005. From 1982 to 2005, Mr. Christensen was employed at Intel Corporation in a variety of engineering, management, Director and vice president positions, with his last position being Corporate Vice President and Director of Communications Sectors for Intel Capital. In that position, Mr. Christensen was responsible for managing Intel Capital’s investments in Mobile Devices and Communications Infrastructure. In 2005, Mr. Christensen founded Global Capital Management,

LLC, a consulting company for technology startup companies. Mr. Christensen is a charter member of Oregon State University’s Academy of Distinguished Engineers and has been awarded their Council of Outstanding Early Career Engineers Award. Mr. Christensen holds a B.S. in Industrial Engineering from Oregon State University and an M.B.A. from the University of Oregon.
     JAMES R. FIEBIGER has served as a Director of Pixelworks since April 2006. Dr. Fiebiger is a veteran of the semiconductor industry and currently serves as a member of the Board of Directors of four other publicly traded companies, including: Mentor Graphics Corporation, a leading provider of electronic hardware and software design solutions; Actel Corporation, a fabless semiconductor company producing field programmable gate arrays; QLogic Corporation, a leading provider of storage and communications equipment; and Power Integrations Inc., a fabless semiconductor company supplying high-voltage analog integrated circuits used in power conversion. Dr. Fiebiger has been a consultant to the semiconductor industry since 2004. From 1999 to 2004, he was Chairman and Chief Executive Officer of Lovoltech, a start-up fabless semiconductor company specializing in low-voltage devices. Dr. Fiebiger served as Vice Chairman of GateField Corporation, a fabless semiconductor company, from 1999 until the company was sold to Actel Corporation in 2000. From 1996 to 1999, he held the position of President and Chief Executive Officer with GateField. From 1993 until 1996, he was Managing Director and Chairman of Thunderbird Technologies Inc., a semiconductor technology licensing company. From 1987 to 1993, he was President and Chief Operating Officer of VLSI Technology, Inc., now part of NXP Semiconductors. Dr. Fiebiger has also held executive positions with leading semiconductor manufacturers including United Technologies Corporation, Motorola, Inc. and Texas Instruments Incorporated. He received B.S., M.S. and Ph.D. degrees from the University of California at Berkeley.
     C. SCOTT GIBSON has served as a Director of Pixelworks since May 2002. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc., a computer systems company. Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation. Since March 1992, Mr. Gibson has been an angel investor and a Director for high technology companies. Mr. Gibson is Chairman of the Board of Radisys Corporation (NASDAQ: RSYS), and serves on the Boards of Electroglas, Inc. (NASDAQ: EGLS), Northwest Natural Company (NYSE: NWN), TriQuint Semiconductor, Inc. (NASDAQ: TQNT) and as lead director at Verigy Ltd. (NASDAQ: VRGY). Additionally, Mr. Gibson serves as Vice Chair of the Board of Oregon Health and Science University’s Governing Board, Trustee of the Franklin W. Olin College of Engineering, and on the Boards of Oregon Health and Science University Foundation and the Oregon Community Foundation. Mr. Gibson holds a B.S.E.E. and an M.B.A. from the University of Illinois.
     DANIEL J. HENEGHAN has served as a Director of Pixelworks since April 2006. Mr. Heneghan currently serves as an advisor to the semiconductor industry. From 1999 to 2005, he served as Vice President and Chief Financial Officer of Intersil Corporation, a world leader in the design and manufacture of high performance analog solutions. From 1980 to 1999, Mr. Heneghan worked in various management positions in finance, information technology, purchasing and operations for Harris Corporation, an international communications and information technology company serving government and commercial markets, including the position of Vice President and Controller of Harris Semiconductor Corporation, which he held from 1996 until leaving the company. Since February 2006, Mr. Heneghan has served on the board of directors of NTELOS Holdings Corp. (NASDAQ: NTLS). He is a graduate of Quincy

University with a Bachelor of Science degree in accounting, as well as a CPA. Mr. Heneghan also earned an MBA from Western Illinois University.
     HANS H. OLSEN has served as a Director of Pixelworks since April 2008. Mr. Olsen served as the President and Chief Executive Officer of Pixelworks from January 2007 through March 31, 2008. Mr. Olsen joined Pixelworks in July 1998 as Vice President, Operations and served as Executive Vice President and Chief Operating Officer from January 2001 through December 2006. From 1997 to 1998, Mr. Olsen held the positions of Vice President, Marketing and North American Sales at Trident Microsystems. From 1996 to 1997, Mr. Olsen served as Vice President Marketing at Paradigm Technology, Inc. which acquired IChips Corporation, a personal computer chipset and embedded memory technology provider, that he founded and was CEO of from 1993 to 1996. From 1982 to 1993, Mr. Olsen held the position of CEO of Electronic Designs, Inc., a semiconductor memory company he co-founded. From 1976 to 1982, Mr. Olsen held engineering and management positions at Christian Rovsing a computer manufacturer located in Copenhagen, Denmark. Mr. Olsen holds Electrical Engineering degrees from the Technical University of Copenhagen.
     BRUCE A. WALICEK has served as a Director of Pixelworks since May 2005 and has served as Chief Executive Officer and President of Pixelworks since March 31, 2008, after serving as Interim Chief Executive Officer and President from January 1, 2008 through March 31, 2008. From 2003 through Mr. Walicek’s election to the Company’s Board of Directors in May 2005, Mr. Walicek served as a consultant to Pixelworks. In 2007, Mr. Walicek was an Executive in Residence at Sevin Rosen Funds. From 2003 through 2006, Mr. Walicek was employed by Worldview Technology Partners, a leading venture capital firm focused on building leading U.S. technology companies. From 1996 to 2003, Mr. Walicek was employed by Deutsche Bank Alex Brown. As part of their Global Investment Banking Group, he led their Semiconductor Investment Banking effort and was involved in raising over $3 billion for companies ranging from venture backed startups to large multinational firms. From 1996 to 1999, he was a Senior Equity Research Analyst covering the Semiconductor and EDA industries. Before entering the financial services industry in 1996, Mr. Walicek held a number of executive positions over a 16 year career in the semiconductor industry at firms such as Texas Instruments Incorporated, VLSI Technology, Inc. and Cirrus Logic, Inc. Mr. Walicek holds a B.S. in Mathematics with highest honors from Texas State University and an M.B.A. in finance from Santa Clara University.
Vote Required for Approval
     Unless otherwise instructed, proxy holders will vote the proxies they receive for each of the nominees named above. If any of the nominees for Director at the Annual Meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes.
     If a quorum is present, the Company’s First Restated Bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions, broker non-votes and other proxies received but not marked are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS
VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN
Overview
     In 2006, the Board adopted, and our shareholders approved, the Pixelworks, Inc. 2006 Stock Incentive Plan (“2006 Plan”), under which 4,000,000 shares of our common stock were initially reserved for issuance. The Board has determined that it is advisable and in the best interests of the Company and our shareholders that an amendment to the 2006 Plan be adopted to increase the aggregate number of shares of our common stock that may be issued under the 2006 Plan by 3,000,000 to a total of 7,000,000 shares. Accordingly, the Board adopted a resolution proposing such amendment to the 2006 Plan and directed that it be submitted for approval at the Annual Meeting. As of March 24, 2008, options to purchase 3,673,815 shares of our common stock have been granted pursuant to the 2006 Plan, of which 1,142,649 have been cancelled and returned to the unissued option pool, resulting in 1,468,834 shares remaining available for grant under the 2006 Plan. For a description of the 2006 Plan, see “2006 Stock Incentive Plan Summary” below.
     The Board proposed the amendment to the 2006 Plan in order to provide additional long-term incentives to all of Pixelworks’ employees, executive officers and directors as well as to maintain competitive compensation packages. The Board believes the number of shares of our common stock currently available under the 2006 Plan does not give us sufficient authority and flexibility to adequately provide for future incentives. This proposal increases the number of shares authorized for issuance under the 2006 Plan to provide sufficient shares for future grants to be issued to both new and existing employees, executive officers and directors. The proposed amendment would extend the term of the 2006 Plan to [•] with respect to the increased share pool.
     The award of options under the 2006 Plan is at the discretion of the Board or the Compensation Committee of the Board.
2006 Stock Incentive Plan Summary
     A summary of the principal provisions of the 2006 Plan is set forth below and is qualified in its entirety by reference to the 2006 Plan. A copy of the 2006 Plan is available to any shareholder upon written request to Pixelworks’ Secretary.
     Eligibility
     All of our employees, directors and consultants are eligible to participate in the 2006 Plan. As of March 24, 2008, we have approximately 237 full-time employees and five non-employee directors.
     Administration
     The 2006 Plan is required to be administered by the Board or a committee appointed by the Board. The 2006 Plan will be administered by the Compensation Committee of the Board, which is composed of members that are “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). All questions of interpretation or application of the 2006 Plan are determined in the sole discretion of the Board or the Compensation Committee, whose decisions are final, conclusive and binding upon all participants. Members of the Board are permitted to participate in the 2006 Plan.
     Subject to the provisions of the 2006 Plan, the Compensation Committee has the authority to construe and interpret the 2006 Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 2006 Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 2006 Plan, the Compensation Committee also selects from among the eligible persons those individuals who will receive options, whether an optionee will receive Stock-Settled Stock Appreciation Rights (“SARs”), Incentive Stock Options or Nonqualified Stock Options, or all of them, and the amount, price, restrictions and all other terms and provisions of such SARs or options (which need not be identical).
     Shares Subject to the 2006 Plan
     The maximum cumulative aggregate number of shares of our common stock to be issued under the 2006 Plan and currently approved by shareholders is 4,000,000, subject to adjustment as described below. At the Annual Meeting, the shareholders are being asked to approve an amendment of the 2006 Plan to increase the number of shares of common stock reserved for issuance thereunder by 3,000,000 shares. Any shares that were subject to an option that expired or became unexercisable without having been exercised in full remain eligible for issuance under the 2006 Plan. No employee may receive options under the 2006 Plan for more than 300,000 options or SARs cumulatively in one fiscal year, except that up to an additional 300,000 options or SARs may be granted in connection with a person’s initial employment with the Company.
     Types of Awards
     Under the 2006 Plan we can grant stock options and stock-settled SARs. However, only employees may receive Incentive Stock Options. The 2006 Plan also allows us to sell shares of common stock to our employees and consultants.
Stock Options: A stock option represents a right to purchase a specified number of shares of our common stock during a specified period as recommended by the Compensation Committee. A stock option may be in the form of an Incentive Stock Option or a stock option that does not qualify for incentive treatment under the Code (a “Nonqualified Stock Option”). Each option granted under the plan vests in accordance with the schedule established by the Compensation Committee.
SARs: The Compensation Committee may grant SARs to participants subject to the terms and conditions established by the Compensation Committee. The grant price of a SAR will be established by the Compensation Committee at the time of award; provided, however, that any SARs intended to be exempt from Code Section 409A will have a grant price equal to the fair market value of the common stock on the date of grant. The term of a SAR may not exceed ten years. When exercised, a SAR entitles the participant to a payment based on the excess of the fair market value of a share of common stock on the exercise date over the fair market value of a share of common stock on the grant date. Payment shall be made solely in shares of our common stock. The SAR award agreement will specify whether and under what circumstances the SAR may be exercised after the plan participant’s death, disability, retirement or other termination of employment.

     Exercise or Purchase Price
     The exercise price of each Incentive Stock Option, Non-qualified Stock Option and SAR granted under the 2006 Plan will be determined by the Compensation Committee, but will be not less than 100% of the “Fair Market Value” (as defined in the 2006 Plan) of our common stock on the date of grant (or 110% of Fair Market Value in the case of an Incentive Stock Option granted to an employee who at the time owns more than 10% of the total combined voting power of all classes of the capital stock of the Company). Whether an option granted under the 2006 Plan is intended to be an Incentive Stock Option or a Nonqualified Stock Option will be determined by the Compensation Committee at the time the Compensation Committee acts to grant the option and will be set forth in the related stock option agreement. “Fair Market Value” for purposes of the 2006 Plan means the closing price of a share of common stock on a national exchange on which shares of common stock are then trading, if any, on the last market trading day on or before the grant date. If there is no listing or trading of common stock either on a national exchange or over-the-counter, the price will be determined by the Compensation Committee in its discretion. On March 24, 2008, the Fair Market Value was $0.69 per share based on the closing bid price of the common stock as reported on the NASDAQ Global Market.
     In the discretion of the Compensation Committee, the exercise price of any option or SAR granted under the 2006 Plan and the sale price of any shares sold under the 2006 Plan will be payable in full in cash, by check or by the optionee’s promissory note (subject to any limitations of applicable law) delivered at the time of exercise. In the discretion of the Compensation Committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for our common stock or other property deemed appropriate by the Compensation Committee. So-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board also will be permitted in the discretion of the Compensation Committee.
     Irrespective of the manner of payment of the exercise price of an option or the purchase price for shares, the delivery of shares pursuant to the exercise or purchase will be conditioned upon payment by the optionee or purchaser of amounts sufficient to enable us to pay all applicable federal, state and local withholding taxes.
     Exercise Period
     Each stock option or SAR agreement issued by the Compensation Committee will state the date on which the option or SAR subject to such agreement expires and becomes unexercisable. In no event will an Incentive Stock Option granted under the 2006 Plan be exercisable more than ten years from the grant date. A stock option or SAR agreement may also set forth the length of the option or SAR exercise period following a termination of employment which period shall not exceed three months after termination of employment for an Incentive Stock Option. An option or SAR will remain exercisable for twelve months following the date of the recipient’s death or disability; provided, however, that in no event will any option or SAR granted under the 2006 Plan be exercisable after the expiration date of such option or SAR set forth in the applicable stock option or SAR agreement.
     Transferability of Option or SAR
     An option or SAR granted under the 2006 Plan will be nontransferable by the recipient other than by will or the laws of descent and distribution and will be exercisable during the recipient’s lifetime only by the recipient or by his or her guardian or legal representative. More particularly, an option or SAR may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process.
     Conditions to Issuance of Stock Certificates; Legends
     In order to enforce any restrictions imposed upon common stock issued upon exercise of any option or SAR granted under or any shares sold pursuant to the 2006 Plan, the Compensation Committee may cause a legend or legends to be placed on any share certificates representing such common stock.
     Adjustments upon Changes in Capitalization, Merger and Consolidation
     If our outstanding shares of common stock are changed into or exchanged for cash or a different number or kind of shares or securities of Pixelworks or of another corporation through reorganization, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment will be made by the Compensation Committee in the number and kind of shares as to which options may be granted, as well as in the price per share of the common stock covered by each outstanding option. In the event we sell all or substantially all of our assets or merge with or into another company, the Compensation Committee may (a) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (b) upon 30 days’ written notice, shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the notice is given). No fractional shares of common stock will be issued on account of any of the foregoing adjustments.
     If we are dissolved or liquidated, each outstanding option or SAR will terminate immediately prior to the consummation of the dissolution or liquidation unless the Compensation Committee, in its sole discretion, declares that all options or SARs terminate as of a fixed date and accelerates the vesting schedule of all outstanding options or SARs.
     Amendment and Termination
     The Board may at any time suspend, amend or terminate the 2006 Plan and may, with the consent of an option or SAR holder, make such modifications to the terms and conditions of such recipient’s option or SAR as it deems advisable; provided, however, that the Company must obtain shareholder approval of any amendment to the extent necessary to comply with Rule 16b-3 or with Section 422 of the Internal Revenue Code or with rules promulgated by NASDAQ. The amendment, suspension or termination of the 2006 Plan will not, however, without the consent of the optionee to be affected, alter or impair any rights or obligations under any option or SAR.
     Privileges of Stock Ownership
     A participant in the 2006 Plan will not be entitled to the privilege of stock ownership as to any shares of common stock unless and until they are actually issued to the participant.
     Termination
     Unless earlier terminated by the Board or the Compensation Committee, the 2006 Plan

will terminate automatically as of the close of business on the day preceding the tenth anniversary date of its adoption by the Board. The termination of the 2006 Plan will not affect the validity of any stock option agreement outstanding at the date of such termination. However, if the shareholders approve an increase in the number of shares available for issuance under the 2006 Plan, the increased number of shares may be issued for up to ten (10) years from the date of approval of such increase.
Certain United States Federal Income Tax Consequences to Recipients of Incentive Stock Options, Nonqualified Options and/or SARs
     The following is only a summary of certain United States federal income tax consequences to recipients of Incentive Stock Options, Nonqualified Options and/or SARs and is for general information purposes only. This summary is based on the United States federal income tax laws now in effect, and as currently interpreted, and does not take into account possible changes in such laws or interpretations. Furthermore, this summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy the rules promulgated thereunder, nor does it describe state, local or foreign tax consequences. This summary does not consider the United States federal income tax consequences to recipients in light of their individual circumstances or to recipients subject to special treatment under the federal income tax laws. THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PERSON AND RECIPIENTS OF INCENTIVE STOCK OPTIONS, NONQUALIFIED OPTIONS AND/OR SARS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS ON THEIR INDIVIDUAL CIRCUMSTANCES.
     To ensure compliance with Treasury Department Circular 230, you are hereby notified that (a) any discussion of U.S. federal income tax issues in this Proxy Statement is not intended or written to be relied upon, and cannot be relied upon, by you for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is included herein by Pixelworks in connection with the promotion or marketing (within the meaning of Circular 230) by Pixelworks of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.
     Under the Internal Revenue Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.
     Recipients who receive Nonqualified Stock Options or SARs will be subject to taxation upon exercise of such options or SARs on the spread between the Fair Market Value of the common stock on the date of exercise and the exercise price of such options or SARs. This spread is treated as ordinary income to the recipient, and the Company is permitted to deduct as an employee expense a corresponding amount. Nonqualified Stock Options and SARs do not give rise to a tax preference item subject to the alternative minimum tax.
     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO

THE GRANT AND EXERCISE OF AWARDS UNDER THE 2006 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.
     This summary reflects only our beliefs regarding the tax consequences to recipients of Incentive Stock Options, Nonqualified Options and/or SARs and is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that either would accept the positions expressed above. Furthermore, the state, local and foreign tax consequences to recipients might vary significantly for each, depending on where such recipient resides.
Specific Plan Benefits
     The Committee has not approved any awards under the 2006 Plan that are conditioned upon shareholder approval of the proposed amendments. If the additional shares that will be available under the 2006 Plan if shareholders approve the proposed amendment had been available for award purposes in fiscal 2007, the Company expects that its award grants for fiscal 2007 would not have been substantially different from those actually made under the 2006 Plan.
     The grant of additional stock-based awards under the 2006 Plan in the future and the nature of any such awards are subject to the discretion of the Committee (or, in the case of awards to non-employee directors, the board of directors). Accordingly, the number, amount and type of awards to be received by or allocated to eligible employees and directors under the 2006 Plan as a result of the proposed amendments in the future cannot be determined. We are not currently considering any specific additional awards under the 2006 Plan.
Other
     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and certain other executive officers in any taxable year of the Company. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. One requirement is shareholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants and (iii) the class of employees eligible to receive awards. In the case of performance-based awards, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of stock options and SARs, other requirements are that the option or SAR be granted by a committee of at least two outside directors and the exercise price of the stock option or SAR not be less than the fair market value.
     Shareholder approval of the 2006 Plan also constitutes approval of the performance criteria upon which performance-based awards that are intended to be deductible by the Company under Section 162(m) of the Code may be made.
     The 2006 Plan is not a tax-qualified deferred compensation plan under 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Aggregate Past Grants Under the 2006 Plan
     As of March 24, 2008, awards covering 3,673,815 shares of our common stock had been granted under the 2006 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below.

Number of Shares
Subject to Past Option
and Restricted Stock
Name and Position	Grants

Hans H. Olsen	450,000
President and Chief Executive Officer

Steven L. Moore	275,000
Vice President, Chief Financial Officer, Treasurer and Secretary

Richard M. Brooks	—
(Former) Interim Chief Financial Officer

Michael D. Yonker	—
(Former) Vice President, Chief Financial Officer, Treasurer and Secretary

John Y. Lau	125,000
Vice President, China Liason, and Foundry Management

Anthony R. Simon	150,000
Vice President, Sales and Marketing

Hongmin (Bob) Zhang	268,750
Vice President, Technology and Chief Technology Officer

Jodie F.T. Brady	142,248
(Former) Vice President, Business Operations

Gang (Mark) Cui	116,700
(Former) Vice President, Strategy and Market Development

Non-Executive Director Group	205,000

Director Nominee Group	655,000

Each other person who has received 5% or more of the options, warrants or rights under the 2006 Plan	—

All employees, including all current officers who are not executive officers or directors, as a group	1,941,117

Total number of shares subject to past option and restricted stock grants	3,673,815

Vote Required for Approval
     The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF THE AMENDMENT TO THE PIXELWORKS, INC. 2006 STOCK
INCENTIVE PLAN.

PROPOSAL NO. 3: GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF
DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION OF THE
COMPANY TO EFFECT A REVERSE STOCK SPLIT AT AN EXCHANGE RATIO
WITHIN THE SPECIFIED RANGE AND AT ANY TIME ON OR PRIOR TO THE DATE
OF THE 2009 ANNUAL MEETING OF SHAREHOLDERS
Overview
     The Board has determined that it is advisable and in the best interests of the Company and our shareholders that the Board be granted the discretionary authority to effect a reverse stock split of the outstanding shares of our common stock (“Reverse Split”), at any time on or prior to the date of the 2009 annual meeting of shareholders, at an exchange ratio set by the Board within the range of exchange ratios between one-for-two and one-for-five. Accordingly, the Board adopted a resolution proposing an amendment to our articles of incorporation to effect the Reverse Split and directed that it be submitted for approval at the Annual Meeting in light of the time and expense that would otherwise be required to convene a special meeting for consideration of the proposed amendment at a later time. The form of the proposed amendment to our articles of incorporation (“Articles of Amendment”) is attached to this Proxy Statement as Appendix B. The text of such proposed Articles of Amendment is subject to such changes as might be required by the Secretary of State of the State of Oregon or as the Board deems necessary or appropriate to effect the Reverse Split.
     If this Proposal No. 3 is approved by our shareholders, the Board would be granted the authority, in its sole discretion and without the need for any further action on the part of our shareholders, to effect the Reverse Split at any time on or prior to the date of our 2009 annual meeting of shareholders and to set an appropriate exchange ratio, within the specified range of exchange ratios, that the Board determines is advisable and in the best interests of the Company and our shareholders. Shareholders are being asked to grant the Board discretion to effect the Reverse Split within a range of exchange ratios, rather than an immediate implementation of the Reverse Split at a single exchange ratio, in order to provide the Board with the flexibility necessary to achieve the desired results of the Reverse Split under changing market conditions. Accordingly, notwithstanding shareholder approval of the Articles of Amendment, the Board may elect not to effect the Reverse Split, in its sole discretion, if it determines that it is advisable and in the best interests of the Company and our shareholders to do so.
     Following shareholder approval of this Proposal No. 3, if the Board determines that it is advisable and in the best interests of the Company and our shareholders to proceed with the Reverse Split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio determined by the Board, within the specified range of exchange ratios, effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Oregon. The Reverse Split would affect all holders of our outstanding common stock uniformly and would not affect any shareholder’s percentage ownership or proportionate voting and other rights in our common stock, except for adjustments that might result from the treatment of fractional shares as described below. The number of authorized shares of our common stock and the par value of our common stock would remain unchanged at 250,000,000 authorized shares of common stock with a par value of $0.001 per share.
     The table below illustrates the effect of the Reverse Split at each specified exchange ratio on the number of shares of our common stock that would be issued and outstanding, authorized and reserved for issuance and authorized and unreserved for issuance based on our capitalization as of February 29, 2008:

		Shares	Shares
	Shares Issued	Authorized and	Authorized and
	and	Reserved for	Unreserved for	Total
	Outstanding	Issuance	Issuance	Authorized
As of February 29, 2008	44,505,507	7,350,613	198,143,880	250,000,000
1-for-2 Reverse Split	22,252,753	3,675,306	224,071,941	250,000,000
1-for-3 Reverse Split	14,835,169	2,450,204	232,714,627	250,000,000
1-for-4 Reverse Split	11,126,376	1,837,653	237,035,971	250,000,000
1-for-5 Reverse Split	8,901,101	1,470,122	239,628,777	250,000,000
Reasons for the Reverse Split
     The primary reason for the Reverse Split is to allow us to attempt to increase the bid price of our common stock by reducing the number of outstanding shares of our common stock. On December 24, 2007, the NASDAQ Global Market notified us that, for the prior 30 consecutive business days, the bid price of our common stock closed below the minimum $1.00 per share required for continued inclusion of our common stock on the NASDAQ Global Market. NASDAQ has provided us with 180 calendar days, or until June 23, 2008, to regain compliance with NASDAQ Marketplace Rules. The Company can regain compliance, if, at any time before June 23, 2008, the bid price of our common stock closes at or above $1.00 per share for at least ten consecutive business days. If the bid price of our common stock does not close at or above $1.00 per share for a period of at least ten consecutive business days by June 23, 2008, we expect NASDAQ to provide written notice that our common stock will be delisted.
     If our common stock were delisted from the NASDAQ Global Market, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the Pink Sheets or the OTC Bulletin Board. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules regarding “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.
     The Board believes that a Reverse Split is a potentially effective means for us to regain compliance with NASDAQ Marketplace Rules and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NASDAQ Global Market by producing the immediate effect of increasing the bid price of our common stock.

Procedure for Effecting the Reverse Split
     If our shareholders approve this Proposal No. 3, the Board could decide at any time on or prior to the date of the 2009 annual meeting of shareholders to effect the Reverse Split based on a determination that the Reverse Split is then advisable and in the best interests of the Company and our shareholders. Such determination would be based upon consideration of many factors, including existing and expected marketability and liquidity of our common stock, prevailing market and industry conditions and the likely effect on the market price of our common stock and our compliance with NASDAQ Marketplace Rules. In determining the actual timing of the filing of the Articles of Amendment and selecting an appropriate exchange ratio within the range of specified exchange ratios, the Board would examine the historical and projected price performance of our common stock, the expected bid price and trading volume of our common stock over the short- and long-term following the effectiveness of the Reverse Split and the potential devaluation of our market capitalization as a result of the Reverse Split. Even with shareholder approval of this Proposal No. 3, and without the need for further action by our shareholders, the Board may delay the implementation of the Reverse Split up until the 2009 annual meeting of shareholders and may abandon the Reverse Split at any time prior to the filing of the Articles of Amendment. If the Reverse Split is not effected on or prior to the date of the 2009 annual meeting of shareholders, the authority granted to the Board to effect the Reverse Split would expire and be without any further effect.
     If our shareholders approve this Proposal No. 3 and the Board determines that it is advisable and in the best interests of the Company and our shareholders to proceed with the Reverse Split, the Articles of Amendment would be filed with the Secretary of State of the State of Oregon. As of the filing date of the Articles of Amendment (“Effective Date”), the outstanding shares of our common stock would be converted into a lesser number of shares of common stock calculated in accordance with the exchange ratio set by the Board, within the specified range of potential exchange ratios, and without further action on the part of the Company and our shareholders. Thus, if a shareholder presently holds 100 shares of our common stock, the shareholder would hold 20 shares of our common stock following a Reverse Split effected at an exchange ratio of one-for-five.
     Fractional Shares
     Any shareholder who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio set by the Board, within the specified range of potential exchange ratios, would receive cash in lieu of a fractional share. The cash amount to be paid to each shareholder would equal the shareholder’s fractional interest in one share of our common stock to which the shareholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the NASDAQ Global Market or the NASDAQ Capital Market, as the case may be, on the trading day immediately prior to the Effective Date. Such cash payment is subject to applicable tax and abandoned property or escheat laws. In addition, shareholders are not entitled to receive interest for the period of time between the Effective Date and the date on which shareholders receive payment.
     Record and Beneficial Shareholders
     After the Effective Date, our common stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our common stock. Stock certificates with the old CUSIP number would need to be exchanged for stock certificates with the new CUSIP number.
     After the Reverse Split, shareholders of record holding some or all of their shares of our common stock electronically in book-entry form under the direct registration system for securities would receive a transaction statement at their address of record indicating the number of shares of our common stock they held after the Reverse Split. Shareholders of record holding all of their shares in certificate form, or a combination of certificate and book-entry form, would receive transmittal letters from our transfer agent, BNY Mellon Shareowner Services (“Transfer Agent”), as soon as practicable after the Effective Date. The letters of transmittal would contain instructions on how the shareholders of record must surrender the certificates representing the pre-Reverse Split shares to the Transfer Agent to be exchanged for stock certificates representing post-Reverse Split shares. Any shareholders of record entitled to a cash payment in lieu of an interest in a fractional share, having properly surrendered their shares for exchange, would receive a check by U.S. mail delivered to their address of record as soon as practicable after the Effective Date.
     Shareholders holding our common stock in “street name,” through a brokerage firm, bank, broker-dealer or other nominee, would be treated in the same manner as shareholders of record whose shares are held in their names with the Transfer Agent. However, shareholders should contact their brokerage firm, bank, broker-dealer or other nominee for more information regarding their particular procedures for processing the Reverse Split.
SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND
SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO
SO.
Effects of the Reverse Split
     Effect on 1.75% Convertible Subordinated Debentures, Stock Options and Equity Plans
     Based on the Reverse Split exchange ratio selected by the Board, within the specified range of potential exchange ratios, proportionate adjustments would also be made to the per share exercise price or conversion price, and the number of shares issuable upon the exercise or conversion, of all outstanding options, 1.75% Convertible Subordinated Debentures due 2024 and any other similar rights or securities entitling their holders to purchase or obtain shares of our common stock. In addition, the number of shares of our common stock reserved for issuance under our equity compensation plans would be reduced by the exchange ratio selected by the Board for the Reverse Split.
     Effect on Par Value and Accounting
     Following the Reverse Split, the par value per share of our common stock would remain at $0.001 per share. Total shareholders’ equity would remain unchanged. Net loss per share and net book value per share would be increased as a result of the Reverse Split since fewer shares of our common stock would be outstanding. All share and per share information in our financial statements would be restated to reflect the Reverse Split for all periods presented in filings after the Effective Date with the SEC and the NASDAQ Global Market.

     Certain Other Effects
     After the Reverse Split, we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and outstanding shares of our common stock would remain fully paid and non-assessable. Our common stock would continue to be reported on the NASDAQ Global Market under the symbol “PXLW,” although it is likely that NASDAQ would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the Effective Date to indicate that the Reverse Split had occurred. We would make all necessary filings with NASDAQ as required by SEC Rule 10b-17.
     Potential Negative Effects of the Reverse Split
     The immediate effect of the Reverse Split would be to reduce the number of shares of our outstanding common stock and to increase the bid price of our common stock. However, we cannot guarantee that the Reverse Split would lead to an increase in the bid price of our common stock in proportion to the reduction in the number of shares of our outstanding common stock or result in a permanent increase in the bid price of our common stock. Indeed, because the bid price of our common stock depends on our performance, prospects, general market conditions and other factors unrelated to the number of shares of our common stock outstanding at any given time, the bid price of our common stock might decline after the Reverse Split (perhaps by an even greater percentage than would have occurred in the absence of the Reverse Split). As a result, we might still be at risk for adverse consequences associated with lower-priced stocks generally.
     We cannot assure you that the Reverse Split would have the desired effect of regaining compliance with NASDAQ Marketplace Rules and, even if compliance were regained, it could be temporary and our common stock could again become subject to the risk of being delisted. Furthermore, even if compliance with NASDAQ Marketplace Rules were regained and maintained, the Reverse Split would make it more difficult for us to meet certain other requirements for continued listing on the NASDAQ Global Market, including rules related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders. Our common stock might experience reduced liquidity and trading volume due to the availability of fewer shares for trading after the Reverse Split and certain investors could still consider the bid price of our common stock to be too low, including investors with express policies prohibiting transactions involving lower-priced stocks or investors who are reluctant to incur transaction costs that represent a higher percentage of the stock price of lower-priced stocks than of higher-priced stocks. In addition, customers, suppliers or employees might consider a company with a low stock price and reduced liquidity and trading volume as risky and might accordingly be less likely to transact business with us.
     The Reverse Split might also produce other negative effects. Investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain shareholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Split to have any anti-takeover effects and has no current plan or intention to issue the additional shares of authorized and unissued common stock that would become available as a result of the Reverse Split. The Board does not intend for the Reverse Split to be part of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

     Certain shareholders might be adversely affected disproportionately by the Reverse Split. Some of our smaller shareholders might be eliminated since no fractional shares would be issued. Other shareholders might end up owning “odd-lots” of less than 100 shares as a result of the Reverse Split, which would likely result in brokerage commissions and other transaction costs that are higher than the costs associated with transactions in even multiples of 100 shares.
     Risk Factors
     We cannot predict how the immediate effects and potential negative effects of the Reverse Split might interact with other risks and uncertainties that affect our business, financial condition and results of operations, as described in our Annual Report under the caption “Risk Factors.” You should review the information in our Annual Report under the caption “Risk Factors” before voting on this proposal.
No Dissenters’ Rights or Appraisal Rights
     Under the Oregon Business Corporation Act, our shareholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Split, and we would not independently provide our shareholders with such rights if the Reverse Split is effected.
Certain United States Federal Income Tax Consequences of the Reverse Split
     The following is only a summary of certain United States federal income tax consequences of the Reverse Split and is for general information purposes only. This summary is based on the United States federal income tax laws now in effect, and as currently interpreted, and does not take into account possible changes in such laws or interpretations. Furthermore, this summary does not consider the United States federal income tax consequences to our shareholders in light of their individual circumstances or to shareholders subject to special treatment under the federal income tax laws and does not address any consequences of the Reverse Split under any state, local or foreign tax laws. This summary assumes that the pre-Reverse Split shares are held as capital assets. THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PERSON AND OUR SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.
     To ensure compliance with Treasury Department Circular 230, you are hereby notified that (a) any discussion of U.S. federal income tax issues in this Proxy Statement is not intended or written to be relied upon, and cannot be relied upon, by you for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code; (b) such discussion is included herein by Pixelworks in connection with the promotion or marketing (within the meaning of Circular 230) by Pixelworks of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.
     We believe that, except with respect to cash payments for fractional shares, our shareholders should generally recognize no gain or loss for United States federal income tax purposes as a result of the Reverse Split. A shareholder’s aggregate tax basis in shares of our common stock held by such shareholder immediately following the Reverse Split should be the same as such shareholder’s aggregate tax basis in shares of our common stock representing the same equity interest in the Company immediately prior to the Reverse Split. The holding period of the post-Reverse Split shares should include the period during which the pre-Reverse Split shares were held.
     Depending on the individual shareholder’s circumstances, a shareholder receiving cash in lieu of a fractional share could recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder’s tax basis in the fractional share. Alternatively, in certain circumstances, a shareholder receiving cash in lieu of a fractional share could be treated as having received a distribution from the Company that could be characterized as a dividend for United States federal income tax purposes.
     We would not recognize any gain or loss as a result of the Reverse Split.
     This summary reflects only our beliefs regarding the tax consequences of the Reverse Split and is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that either would accept the positions expressed above. Furthermore, the state, local and foreign tax consequences of the Reverse Split might vary significantly for each shareholder, depending on where such shareholder resides.
Interests of the Board
     No member of the Board has a substantial interest, directly or indirectly, in the matters set forth in this Proposal No. 3, except to the extent of each member’s ownership of shares of our common stock or options to purchase shares of our common stock.
Vote Required for Approval
     The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS
VOTE FOR THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO
AMEND THE ARTICLES OF INCORPORATION OF THE COMPANY TO EFFECT A
REVERSE STOCK SPLIT AT AN EXCHANGE RATIO WITHIN THE SPECIFIED
RANGE AT ANY TIME ON OR PRIOR TO THE DATE OF THE 2009 ANNUAL
MEETING OF SHAREHOLDERS.

PROPOSAL NO. 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board (the “Audit Committee”) has appointed KPMG LLP, independent registered public accounting firm, as the auditors of the Company for the year ended December 31, 2008. The submission of this matter for approval by shareholders is not legally required; however, as a matter of good corporate practice, our shareholders are being asked to approve this appointment. Before selecting KPMG LLP, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it is qualified.
     In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.
     Representatives of KPMG LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make a statement but will have the opportunity to make one if they wish.
Vote Required for Approval
     The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this appointment.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2008.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     The following table sets forth information regarding the beneficial ownership as of March 24, 2008 of our common stock by:
(i)	Each person known by the Company to be the beneficial owner of more than five percent of the Company’s common stock;

(ii)	Each Director and each Director nominee of the Company; (iii) Each Named Executive Officer (as defined below) of the Company; and (iv) All executive officers and Directors as a group.

	Number of
	Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner (1)	Owned (2)	of Shares
Citigroup Inc. (3)	3,833,586	8.8%
399 Park Avenue New York, NY 10043
Renaissance Technologies LLC (4)	3,079,500	7.0%
800 Third Avenue New York, NY 10022
Allen H. Alley	2,282,350	5.2%
Mark A. Christensen	51,667	*
James R. Fiebiger	38,333	*
C. Scott Gibson	114,980	*
Daniel J. Heneghan	38,333	*
Bruce A. Walicek	141,667	*
Hans H. Olsen	901,772	2.0%
Steven L. Moore	13,473	*
Richard M. Brooks	—	—
Michael D. Yonker	1,250	*
John Y. Lau	312,907	*
Anthony R. Simon	102,473	*
Hongmin (Bob) Zhang	339,304	*
Jodie F.T. Brady	54,670	*
Gang (Mark) Cui	—	—
Directors and Executive Officers as a Group (15 persons)	4,402,519	9.6%

*	Less than 1%.

(1)	Unless otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole investment and voting power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed above is c/o Pixelworks, Inc., 8100 SW Nyberg Road, Tualatin, Oregon 97062.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting power and investment power with respect to shares. Shares that a person or group has the right to acquire on March 24, 2008 or within 60 days thereafter are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding in calculating the percentage ownership of any other person or group. The number of stock options that are exercisable on March 24, 2008 or within 60 days thereafter are as follows: Mr. Alley, 471,667; Mr. Christensen, 36,667; Dr. Fiebiger, 28,333; Mr. Gibson, 86,980; Mr. Heneghan, 28,333; Mr. Walicek, 131,667; Mr. Olsen, 651,772; Mr. Moore, 3,473; Mr. Brooks, 0; Mr. Yonker, 0; Mr. Lau, 297,028; Mr. Simon, 92,473; Dr. Zhang, 326,695; Ms. Brady, 54,670; Mr. Cui, 0.

(3)	Citigroup Inc. (“Citigroup”), Citigroup Global Markets Inc., Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc. jointly filed a Schedule 13G on February 8, 2008. These Citigroup entities reported that, in accordance with SEC Release No. 34-39538, they share voting and dispositive power with respect to 3,833,586 shares beneficially owned by Citigroup, a holding company for a global financial services group.

(4)	Renaissance Technologies LLC, jointly with James H. Simons, filed a Schedule 13G on February 13, 2008. Mr. Simons reported that he shares voting and dispositive power with respect to the 3,079,500 shares beneficially owned by Renaissance Technologies LLC due to his position as a control person of Renaissance Technologies LLC.
Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to the Company or written representations that no Form 5 was required, we believe that during 2007, all filing requirements applicable to our executive officers and Directors under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), were met.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Historically, we have not entered into transactions with related persons. During the year ended December 31, 2007, there were no relationships or transactions involving any of our directors or executive officers for which disclosure is required under the rules of the SEC.
Review, Approval or Ratification of Transactions with Related Persons
     In accordance with the charter of the Audit Committee of the Board, the Audit Committee is responsible for reviewing any proposed transaction with any related person which involves a potential conflict of interest or for which approval is required under applicable SEC rules. Currently, this review and approval requirement applies to any transaction in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers, (b) any nominee for election as a director, (c) any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a) through (c).

          In the event that management becomes aware of any related person transaction, management will present information regarding the proposed transaction to the Audit Committee for review. In its review, the Audit Committee will take into account any information regarding the transaction or related person that would be material to investors in light of the particular circumstances, which information may include the following:
•	The related person’s interest in the transaction;

•	The impact on a Director’s independence;

•	The approximate dollar value of the amount involved in the transaction;

•	The approximate dollar value of the amount of the related person’s interest in the transaction;

•	Whether the transaction was undertaken in the ordinary course of business;

•	Whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated party;

•	The availability of other sources for comparable products or services; and

•	The purpose, and potential benefits to the Company, of the transaction.
INFORMATION ABOUT OUR BOARD OF DIRECTORS
Board Meetings
          Regular meetings of our Board are generally held four times per year, and special meetings are scheduled as necessary. The Board held eleven meetings in 2007. No Director attended fewer than 75 percent of the aggregate of all meetings of the Board during 2007. Our independent Directors meet separately in executive session without any members of management present on a regular basis.
          We have adopted a policy that requires a majority of Directors to attend annual meetings either in person or via telephone conference. All of our Directors attended the 2007 annual meeting.
          The Board is governed by Corporate Governance Guidelines, which can be found on our website at www.pixelworks.com. Under our Corporate Governance Guidelines, Directors are expected to exercise their best judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders.
Director Independence
          The Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the elements of independence set forth in the NASDAQ listing standards. In March 2008, the Board conducted a review of Director independence. As a result of this review, the Board affirmatively determined that each of the following non-employee Directors is independent and has no relationship with the Company, except as a Director and shareholder: Mark Christensen, James Fiebiger, C. Scott Gibson and Daniel Heneghan, which constitutes a majority of the members of the Board.
Standing Committees of the Board
          The Board has adopted written charters for each of its three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating

Committee. The charter of the Audit Committee is attached as Appendix A to this Proxy Statement. The charters for all three committees are available on our website at www.pixelworks.com.
          The Board has determined that all members of all committees are independent Directors as defined by the applicable rules of the SEC and NASDAQ and that all members satisfy the relevant SEC requirements for members of such committees.
Audit Committee
          The Audit Committee provides objective oversight of corporate accounting, financial reporting practices and financial statement audits of the Company. The Audit Committee appoints our independent registered public accounting firm and authorizes all audit and other services performed by our independent registered public accounting firm. The Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s audited financial statements and the effectiveness of the accounting and financial controls of the Company. The Audit Committee has the responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm and is directly responsible for the oversight of the work of the independent registered public accounting firm.
          The members of the Audit Committee are Directors Daniel Heneghan, who chairs the committee, Mark Christensen and C. Scott Gibson. After reviewing the qualifications of the members of the Audit Committee, the Board has determined that each member meets the financial experience requirements under the rules of the SEC and NASDAQ. In addition, the Board has determined that both Daniel Heneghan and C. Scott Gibson qualify as audit committee financial experts as defined by the SEC rules. Mr. Heneghan is a certified public accountant and has served in a variety of finance positions throughout his career including Chief Financial Officer. Mr. Gibson has an MBA with a concentration in finance, has significant experience overseeing and assessing performance of publicly traded companies with respect to the preparation and audit of financial statements, and actively supervised principal financial officers at Sequent Computer Systems, Inc.
          The Audit Committee met six times in 2007. The Audit Committee met in executive session with the independent registered public accounting firm, KPMG LLP, four times and in executive session with management two times in 2007. All members of the Audit Committee attended 100% of the meetings of the Audit Committee in 2007.
Compensation Committee
          The Compensation Committee assists the Board in fulfilling its responsibilities with respect to the Company’s employment of senior officers, including approval of compensation, benefits, incentives and employment contracts. The Compensation Committee also administers the Company’s stock incentive plans, senior management bonus plans and other incentive programs and reviews director compensation, making recommendations for changes when appropriate.
          The members of the Compensation Committee are Directors Mark Christensen, who chairs the committee, James Fiebiger, C. Scott Gibson and Daniel Heneghan.

          The Compensation Committee met nine times in 2007. All members of the Compensation Committee attended at least 75% of the meetings of the Compensation Committee in 2007.
Corporate Governance and Nominating Committee
          The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board, recommends the slate of Directors to be nominated by the Board at the annual meeting of shareholders and recommends any Director to fill a vacancy on the Board. The Corporate Governance and Nominating Committee is also responsible for developing and recommending to the Board a set of applicable corporate governance guidelines and principles, overseeing an evaluation of the Board and recommending Directors to be appointed to committees of the Board (other than to the Corporate Governance and Nominating Committee itself).
          The Corporate Governance and Nominating Committee will consider recommendations for nominees for Director submitted by shareholders. Shareholders desiring the Corporate Governance and Nominating Committee to consider their recommendations for nominees should submit their recommendations, together with appropriate biographical information and qualifications, in writing to the Corporate Governance and Nominating Committee, care of the Secretary of the Corporation at our principal executive offices. The Corporate Governance and Nominating Committee considers candidates recommended by shareholders in the same manner in which the Corporate Governance and Nominating Committee evaluates candidates recommended by other sources, including the Board and individual Directors.
          The members of the Corporate Governance and Nominating Committee are directors James Fiebiger, who chairs the committee, Mark Christensen and C. Scott Gibson.
          The Corporate Governance and Nominating Committee met four times in 2007. All members of the Corporate Governance and Nominating Committee attended 100% of the meetings of the Corporate Governance and Nominating Committee in 2007.
Compensation Committee Interlocks and Insider Participation
          No Director who served on the Compensation Committee during 2007 was, or has been, an officer or employee of the Company, nor has any Director had any relationships requiring disclosure under the SEC rules requiring disclosure of certain relationships and related-party transactions.
          None of the Company’s executive officers served on the board of directors or the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Board or Compensation Committee.
Qualifications of Directors
          The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of proposed nominees. The factors considered include the following:
•	Independence from management;

•	Whether the candidate has relevant business experience;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses;

•	Potential conflicts of interest with other pursuits;

•	Legal considerations such as antitrust issues;

•	Corporate governance background;

•	Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;

•	Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

•	The size and composition of the existing Board.
     At a minimum, candidates must possess experience with businesses or organizations of comparable or greater size than the Company. If a candidate’s experience and qualifications are desirable, reference checks are performed before the Corporate Governance and Nominating Committee recommends the candidate for nomination to the Board.
     The Corporate Governance and Nominating Committee restates for purposes of its Director search process the Company’s emphatic commitment to nondiscrimination on the basis of age, gender, ethnic background, religious affiliation or other personal characteristics unrelated to the Company’s purpose and mission. Because the Board values diversity, qualifications and skills that are complementary to existing Board members are highly desirable.
Director Compensation
          During 2007, any newly elected members of our Board who were not officers of the Company were entitled to receive an option award upon election to acquire 40,000 shares of our common stock at the closing market price on the date of their election. No new Directors were elected to the Board in 2007. In 2007, all incumbent Directors received an option award to acquire 10,000 shares of our common stock at the closing market price on May 22, 2007, the date of their re-election. Additionally, non-employee Directors, except for Mr. Alley, received cash compensation as follows:
▪	$6,250 per quarter for service on the Board;

▪	$2,500 per quarter for service as the Lead Director or Non-Management Chairperson;

▪	$1,000 per quarter for service on the Audit Committee, with the exception of the Chairman of the Audit Committee, who received $3,500 per quarter;

▪	$500 per quarter for service on the Compensation Committee, with the exception of the Chairman of the Compensation Committee, who received $1,000 per quarter; and

▪	$500 per quarter for service on the Corporate Governance and Nominating Committee, with the exception of the Chairman of the Corporate Governance and Nominating Committee, who received $1,000 per quarter.
          On December 12, 2006, Mr. Alley resigned as President and Chief Executive Officer of the Company effective December 31, 2006. The Company and Mr. Alley entered into a Chair and Board Service Agreement dated and effective as of December 12, 2006, pursuant to which Mr. Alley will continue to serve as Chairman of the Board contingent upon his continued status as a member of the Board. For his services, Mr. Alley received an annual fee of $100,000 for 2007 and will receive an annual fee of $75,000 for each year thereafter (or such higher amount as may be approved by the Board) and will be entitled to equity compensation consistent with policies applicable to members of the Board.
          In December 2007, the Compensation Committee approved a payment of $25,000 for Mr. Alley’s services on the Board in the first quarter of 2008, in consideration of the need for his services at a more intensive pace given the medical leave of absence of the Company’s Chief Executive Officer during this time period. Mr. Alley’s compensation for the remainder of 2008 will be $56,250.
          Our Directors’ compensation for 2007 was as follows:

	Fees Earned or	Option
Name (1)	Paid in Cash	Awards (2)	Total
Allen H. Alley	$100,000	$501,110	$601,110
Mark A. Christensen	35,000	65,003	100,003
James R. Fiebiger	31,000	34,004	65,004
C. Scott Gibson	33,000	102,960	135,960
Frank C. Gill (3)	6,250	41,523	47,773
Daniel J. Heneghan	41,000	34,004	75,004
Bruce A. Walicek	43,000	65,003	108,003

	$289,250	$843,607	$1,132,857

(1)	The aggregate number of option awards outstanding for each director as of December 31, 2007 is as follows: Mr. Alley, 543,750; Mr. Christensen, 60,000; Dr. Fiebiger, 60,000; Mr. Gibson, 102,656; Mr. Heneghan, 60,000; and Mr. Walicek, 60,000.

(2)	Reflects equity compensation expense recognized during the year ended December 31, 2007 for financial statement purposes, excluding assumed forfeitures related to service-based vesting conditions. These amounts do not only reflect the expense we incurred with respect to 2007 option awards but also include expense for awards granted in prior years with vesting in 2007.

Excluding Mr. Gill (see Note (3) below), each Director received a grant of 10,000 shares during 2007. The grant date fair value of each option award was $8,553. For additional information on the valuation assumptions used for the 2007 grants, see Note 9 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. For information on the valuation assumptions used for grants made prior to 2007, see the notes to the Company’s consolidated financial statements regarding stock-based compensation in our Annual Report on Form 10-K for the respective year.

These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be realized by the Director.

(3)	Mr. Gill did not stand for re-election to the Board in 2007 and forfeited option awards to acquire 115,000 shares of common stock with a weighted average exercise price of $9.68 during the year. No other stock awards granted to our Directors were forfeited during 2007.
Communications with the Board
          Shareholders or other interested parties can contact any Director or committee of the Board by writing to them at:
Pixelworks Board of Directors
8100 SW Nyberg Road
Tualatin, OR 97062
          Board members may also be contacted via email at bod@pixelworks.com.
          Communication received will be distributed to the full Board at the next regularly scheduled Board meeting, or sooner, if deemed necessary. Communication that is unduly hostile, threatening, illegal or similarly inappropriate will be discarded and appropriate legal action may be taken.
Code of Ethics
          The Company has a Code of Business Conduct and Ethics that applies to all Directors and employees, including the Chief Executive Officer, Chief Financial Officer and all other executives of the Company. The Code of Business Conduct and Ethics is available on our website at www.pixelworks.com. The Company intends to disclose any changes in or waivers from its Code of Business Conduct and Ethics by posting such information on its website at www.pixelworks.com or by filing a Current Report on Form 8-K.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
          The following table sets forth, as of March 31, 2008, information about the executive officers of the Company.

Name	Age	Position
Bruce A. Walicek	51	President and Chief Executive Officer

Steven L. Moore	53	Vice President, Chief Financial Officer, Treasurer and Secretary

Shelley B. Hilderbrand	32	Vice President, Finance

John Y. Lau	52	Vice President, China Liaison and Foundry Management

Anthony R. Simon	45	Vice President, Sales and Marketing

Hongmin (Bob) Zhang	48	Vice President, Technology and Chief Technology Officer
          The information provided below is biographical information about each of our executive officers as of March 31, 2008.
          BRUCE A. WALICEK - Information concerning the principal occupation of Mr. Walicek is set forth under “Proposal No. 1: Election of Directors.”
          STEVEN L. MOORE joined Pixelworks in July 2007 as Vice President, Chief Financial Officer, Treasurer and Secretary.  Prior to joining Pixelworks, Mr. Moore served as Vice President of Finance and Chief Financial Officer at Adept Technology Inc. from June 2006 to July 2007.  From June 2003 to June 2006, he held the position of Chief Financial Officer at SCM Microsystems, Inc., a publicly traded security/access control products company located in Fremont, California and Ismaning, Germany.  From March 2000 to September 2002, Mr. Moore was Vice President of Finance at Virata Corporation, a publicly-traded semiconductor company in Santa Clara, California.  Prior to his service at Virata, Mr. Moore was Vice President and Chief Financial Officer at Health Systems Design Corporation in Oakland, California, a publicly traded managed care information systems software company.  Mr. Moore holds a B.A. degree in Economics from the University of Colorado.
          SHELLEY B. HILDERBRAND joined Pixelworks in 2003 as Internal Controls Manager.  Ms. Hilderbrand was promoted to Accounting Manager in December 2003, Corporate Controller in June 2004 and Vice President, Finance in March 2008.  Prior to joining Pixelworks, Ms. Hilderbrand worked in assurance at KPMG LLP.  Ms. Hilderbrand holds a B.A. degree in International Business from Linfield College and a Post-Baccalaureate certificate in Accounting from Portland State University.  Ms. Hilderbrand is a CPA.
          JOHN Y. LAU joined Pixelworks in January 1999 as Foundry Manager. Mr. Lau was promoted to Vice President, Operations in January 2001 and during 2006 became Vice President, China Site Management and Manufacturing. Currently, Mr. Lau serves as Vice President, China Liaison and Foundry Management. From 1991 to 1999, Mr. Lau held various management positions in process and product engineering at Matsushita Semiconductor of America with his last position being Wafer Fab Production Manager. From 1989 to 1991, Mr. Lau held the position of Engineering Manager for the BICMOS product line at National Semiconductor Corporation. From 1979 to 1989, Mr. Lau held various engineering and engineering management positions at Texas Instruments Incorporated. Mr. Lau holds a B.S.E.E. from the University of Arkansas and an M.S.E.E. from Texas Technical University.

          ANTHONY R. SIMON joined Pixelworks in 2005 as Country Manager for Japan.  Mr. Simon was promoted to Vice President, Marketing in December 2006 and to Vice President, Sales and Marketing in August 2007. Prior to joining Pixelworks, Mr. Simon worked for Conexant Systems Inc. as a Marketing Director in the Digital TV Group based in San Diego, California.  From 1996 to 2000, Mr. Simon held various management positions at VLSI Technology Inc., a company that specialized in marketing integrated circuits for the set-top box and cable modem markets that was acquired by Philips Semiconductors Inc.  While with VLSI Technology, Mr. Simon was based in San Jose, California as well as Rennes, France.  Mr. Simon has co-authored two books on the semiconductor industry, including a primer on semiconductor marketing.  Mr. Simon holds a Ph.D. from the University of Debrecen (Hungary), an M.A. in Economics from George Mason University and a B.S. in Electrical Engineering from the University of Akron.
          HONGMIN (BOB) ZHANG joined Pixelworks in January 2002 as Vice President, Technology in relation to our acquisition of nDSP Corporation. In February 2007, Dr. Zhang also became our Chief Technology Officer. From 1998 to 2001, Dr. Zhang held the position of Chief Technical Officer of nDSP, which he co-founded in 1997. From 1993 to 1997, Dr. Zhang served as President of Aptronix Inc., a pioneer in fuzzy logic, and, from 1989 to 1993, he served as Chief Technical Officer. From 1988 to 1989, Dr. Zhang held the position of Vice President of Research and Development at Apt Instruments, Ltd., which was renamed Aptronix Inc. From 1986 to 1988, Dr. Zhang held the position of Chief Scientist at Machine Intelligence Corp. in Beijing and served as an Editorial Board Member of the Journal of Fuzzy Systems and Mathematics. From 1985 to 1986, Dr. Zhang held the position of Research Scientist at the Air Force Institute of Engineering in Xian. Dr. Zhang registered twelve international patents on fuzzy logic and expert systems technologies and holds a Ph.D. in Mathematics from Beijing Normal University, China.
Compensation Committee Report
          The information contained in the report below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates it by reference therein.
          The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
Respectfully submitted,
Mark Christensen, Chairman
James Fiebiger
C. Scott Gibson
Daniel Heneghan

Compensation Discussion and Analysis
Overview
          This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by or paid to the following employees:
•	All individuals who served as the Company’s Chief Executive Officer (“CEO”) at any time during 2007;

•	All individuals who served as the Company’s Chief Financial Officer (“CFO”) at any time during 2007;

•	The Company’s three other most highly compensated executive officers whose annual compensation exceeded $100,000; and

•	Two additional executives that would have qualified as one of the three most highly compensated executive officers had they been employed as of December 31, 2007.
          These individuals are referred to in this Proxy Statement as the “Named Executive Officers” or the “Executives.”
Role of the Compensation Committee
          The Compensation Committee is responsible for overseeing the Company’s compensation programs. As part of that responsibility, the Compensation Committee determines all compensation for the Company’s Named Executive Officers. For Executives other than the CEO, the Compensation Committee considers the recommendation of the CEO in making its compensation determinations. In addition, the Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to individuals who are not Directors or executive officers of the Company.
          The Compensation Committee, from time to time, seeks input from independent compensation consultants on a range of external market factors, including compensation trends, appropriate comparison companies and market survey data. These consultants may provide general observations on the Company’s compensation programs, but they do not determine or recommend the amount or form of compensation for any executives.
          The Compensation Committee operates under a written charter. The charter is available on our website at www.pixelworks.com. The Committee is comprised solely of independent Directors as defined by the applicable rules of the SEC and NASDAQ.
Executive Compensation Program Objectives and Principles
          The objectives of the Company’s executive compensation program are as follows:
1.	Attract the best executives to the Company;

2.	Induce them to make a long-term commitment to the Company; and

3.	Reward them for their contributions to the Company’s strategic and financial success and for creating shareholder value.
          The Compensation Committee’s executive compensation decisions are based on the following core principles:

1.	Link pay to performance. The components of our executive compensation package are linked to individual contribution as well as corporate results. Long-term incentive awards, granted in the form of stock options or restricted stock awards, are designed to reward executive officers for the creation of long-term shareholder value.

2.	Provide competitive compensation. Our compensation programs are designed to be competitive within the various markets in which we compete for executive talent.

3.	Establish levels of compensation that are appropriate for the size and financial condition of the Company.
Data Considered in Determining Executive Compensation
     In establishing executive compensation, the Compensation Committee does not engage in formal benchmarking activities but does review the practices of other companies. Specifically, when necessary, external executive survey data and proxy data is gathered. Data gathered is focused on companies in the semiconductor industry and companies with similar total revenue as Pixelworks. We target our compensation levels at the midpoint of comparable companies.
Elements of Our Executive Compensation Program
     Our executive compensation program consists of fixed and variable cash compensation and equity-based compensation. When setting executive compensation, the Compensation Committee does not target a specific mix of fixed and variable compensation; however, the Compensation Committee does believe that variable compensation should constitute a significant portion of total compensation and that compensation should vary based on performance.
     Additionally, the Compensation Committee does not target a specific mix of short-term variable compensation and long-term variable compensation. Typically, annual cash incentives are linked directly to the accomplishment of annual financial and product development goals, and long-term incentives are aimed at aligning Executives with shareholders in focusing on long-term growth and stock performance. The Compensation Committee views all of these objectives as critical.
     The following narrative describes each component of our executive compensation program, explains why each is included in the program and provides details of certain specific compensation arrangements during 2007.
Base Salaries
     The Compensation Committee believes that it is appropriate for Executives to receive a competitive level of guaranteed compensation in the form of a base salary. Base salaries provide a stable source of fixed income for the Executives.
     None of our Executives have employment agreements or other contractual rights to receive fixed base salaries. Instead, base salaries for the Executives are determined each year by the Compensation Committee based on its annual review. When determining the appropriate base salary level for each Executive, the Compensation Committee considers a variety of factors, such as the Executive’s experience, job responsibilities and performance, the base salaries paid for similar positions requiring similar qualifications within the industry and recommendations from the CEO. No specific weight is attached to any of these factors in establishing base salaries, and the weight assigned to each factor may differ from individual to individual. The base salary paid to each Executive for 2007 is reported in the Summary Compensation Table below.
Annual Cash Incentives
     With the exception of the retention cash incentives described below, Executives do not have a contractual right to receive a fixed incentive bonus for any given fiscal year. Instead, cash bonuses are generally paid pursuant to a plan established annually by the Compensation Committee. In accordance with our compensation program objectives related to rewarding Executives for their contributions to the Company’s strategic and financial success, the Compensation Committee sets challenging yet attainable financial and operational goals for the Executives to work toward in the coming year.
     In 2007, the Compensation Committee established the 2007 Senior Management Bonus Plan (the “2007 Bonus Plan”). Bonus amounts under the 2007 Bonus Plan were earned based on the attainment of planned levels of revenue and non-GAAP earnings before interest, taxes, depreciation and amortization (“EBITDA”) and attainment of five operational goals related to new products. Each of the performance goals was weighted as follows:

Revenue and non-GAAP EBITDA	50%
Operational goals	50%

Total target bonus	100%

     If goals were not attained, or were only partially attained, bonuses were reduced proportionally. The revenue and non-GAAP EBITDA goal had both a floor and a cap. Below the pre-determined floor, the bonus payout was zero. The maximum bonus, based on overachievement of the pre-determined performance levels, was capped at 125% of the goal amount.
     The 2007 target bonus for our CEO was equal to 100% of his annual base salary, and the 2007 target bonus for the other Executives was equal to 50% of their annual base salaries.
     Under the terms of the 2007 Bonus Plan, the Compensation Committee had the discretion to increase or decrease individual bonuses based on qualitative factors. In February 2008, the Compensation Committee exercised this authority. Specifically, based solely on goals established in the 2007 Bonus Plan and the Company’s financial results for 2007, the bonus payout would be as follows:

Revenue and non-GAAP EBITDA	25%
Operational goals	10%

Percentage of target bonus attained	35%

     Based on the exceptional work done by the Executives during 2007 in reducing operating expenses, achieving positive non-GAAP EBITDA two quarters ahead of schedule and in working to preserve cash, the Compensation Committee authorized a bonus payout for the Executives as follows:

Revenue and non-GAAP EBITDA	50%
Operational goals	10%

Percentage of target bonus awarded	60%

     Additionally, the Compensation Committee exercised its discretionary authority to specifically approve a $63,000 bonus for Jodie F.T. Brady, Vice President, Business Operations, under the 2007 Bonus Plan. Because Ms. Brady was no longer employed on the date that the bonuses were paid to the other Executives, under the terms of the 2007 Bonus Plan, Ms. Brady was not otherwise eligible to receive a bonus payment for 2007 services. However, in light of the magnitude of her efforts during 2007, the Compensation Committee thought it appropriate to recognize her contributions with a bonus. In particular, with this bonus, the Compensation Committee acknowledged Ms. Brady’s efforts to help return the Company to a sound financial condition, to reorganize major parts of the Company’s operations and, in that capacity, to relocate for a period of time to Shanghai, China. The bonus amount approved by the Compensation Committee was equal to the amount that would have otherwise been payable to Ms. Brady had she been employed on the bonus plan payment date.
     The bonuses paid to each Executive for performance during 2007 are reported in the Summary Compensation Table below. The bonuses were paid during the first quarter of 2008.
Long-Term Equity Awards
     The Compensation Committee believes that the Executives’ long-term compensation should be directly linked to the value provided to shareholders. Therefore 100% of the Executives’ long-term compensation is currently awarded in the form of stock options or restricted stock awards. The Compensation Committee believes that equity ownership provides significant motivation for the Executives to maximize shareholder value because stock options are granted with exercise prices equal to the current market price of the Company’s common stock and will only have value if our stock price increases over the exercise price. Restricted stock awards will only increase in value if our stock price increases over time, and may decrease in value if our stock price decreases over time. Additionally, these awards vest over a three- or four-year period of time from the grant date and thus encourage long-term perspective and retention.
     The Compensation Committee determines the size and frequency of each Executive’s equity awards by assessing the relative position and responsibilities of each Executive, individual performance of each Executive, anticipated contributions of each Executive to the Company and previous equity-based awards to such Executive. In general, Executives receive an initial grant of equity on their date of hire. The Compensation Committee may grant additional equity awards to recognize increased responsibilities or special contributions, to retain executives or to recognize other special circumstances.
     In 2007, the Compensation Committee awarded Hans Olsen, President and CEO, Steve Moore, CFO, and Ms. Brady equity compensation as follows:
     Olsen Equity Awards
     On May 3, 2007, Mr. Olsen was awarded an option to purchase 300,000 shares of Pixelworks common stock at $1.42, the closing market price of the stock on that date, and 150,000 shares of restricted stock. Both awards vested monthly on a straight-line basis over a three-year period. The awards were granted as a result of the Compensation Committee’s re-evaluation of Mr. Olsen’s compensation package in light of the Board’s decision to confirm his appointment as the Company’s permanent CEO.

     On November 16, 2007, the Board fully accelerated the vesting of the remaining 129,166 shares of unvested restricted stock granted to Mr. Olsen on May 3, 2007. Additionally, he was granted a cash bonus equal to the estimated amount of his personal tax liability related to this vesting, plus taxes thereon, in the amount of $98,580. The acceleration of vesting of these shares, and the gross-up of the related taxes, were awarded to Mr. Olsen in recognition of his continued success in implementing restructuring plans aimed at returning the Company to profitability and to alleviate his personal tax liability that resulted from this award.
     Brady Equity Award
     On March 30, 2007, the Compensation Committee awarded Ms. Brady an option to purchase 100,000 shares of Pixelworks common stock at $1.65 per share, the closing market price of the stock on that date. The Compensation Committee awarded this grant to Ms. Brady in recognition of the increase in her responsibilities which resulted from the Company’s reorganization and operational consolidation.
     Moore Equity Award
     Mr. Moore, Vice President, CFO, Treasurer and Secretary, was hired by the Company on July 18, 2007. To incentivize Mr. Moore to join Pixelworks, the Compensation Committee granted him an option to purchase 200,000 shares of Pixelworks common stock at $1.75, the closing market price of the stock on that date. The Compensation Committee determined the number of shares to grant to Mr. Moore based on his experience and qualifications, as well as stock option grants made to other executive officers.
     The 2007 stock awards described above are included in the “Named Executive Officer Plan-Based Awards” table below.
Expatriate Benefits
     Certain of our Executives were sent on short- or long-term assignments overseas during 2007. We provided specific benefits to these individuals to compensate them for differences in the cost of living between their home city and the city in which they were assigned to work, and for incremental costs associated with living abroad. Benefits included:
▪	Additional cash payments;

▪	Reimbursement of tuition payments for children;

▪	Leased car and driver;

▪	Tax equalization;

▪	Home subsidies or rentals; and

▪	Airline tickets for personal and family travel home.
     The exact benefit provided to each Executive varied depending on the overseas work location of the individual, the length of the assignment and benefits provided to expatriates in similar positions at comparable companies. Amounts paid to Executives for expatriate benefits are included in the Summary Compensation Table below.

Transition Employment Agreements
     During 2007, the Company underwent significant organizational change. During this time, the Company relied heavily upon Mr. Olsen and Ms. Brady’s knowledge of the organization and its people, as well as their organizational and executive skills to achieve expense reductions and other benefits that the Board sought to achieve for shareholders. The Compensation Committee wished to provide Mr. Olsen and Ms. Brady with additional incentives for assuming the challenging roles they were asked to fulfill during the year. The additional incentives provided are described below.
Olsen Transition Employment Agreement
     On December 12, 2006, the Company entered into a Transition Employment Agreement with Mr. Olsen, President and CEO (the “Olsen Transition Employment Agreement”). The term of the Olsen Transition Employment Agreement is December 12, 2006 through March 31, 2008. Under the terms of the Transition Employment Agreement, Mr. Olsen immediately began to accrue retention pay, which was payable on the earlier of:
1.	a termination date, if terminated by the Company “without cause,” or by Mr. Olsen following a “good reason event” (each as defined in the Transition Employment Agreement) through March 31, 2008; or

2.	March 31, 2008.
     Mr. Olsen’s retention pay was equal to his annual salary of $306,000 as of March 31, 2007 and increased by $17,636 per month thereafter through February 29, 2008, for a maximum retention pay amount of $500,000. As of December 31, 2007, Mr. Olsen had earned $464,727 of retention pay.
Brady Transition Employment Agreement
     On December 29, 2006, the Company entered into a Transition Employment Agreement with Ms. Brady (the “Brady Transition Employment Agreement”). The term of the Brady Transition Employment Agreement was December 29, 2006 through July 6, 2007. On July 5, 2007, upon mutual agreement, the term was extended to end on December 31, 2007.
     Under the Transition Employment Agreement, Ms. Brady was entitled to retention pay equal to 30 weeks base salary, or $121,154, on July 6, 2007. Between July and December 2007, additional retention pay accrued at the rate of 2.6 weeks base salary each month. The total additional retention pay was $63,000 and was payable on December 31, 2007.
Severance Benefits Payable Upon Termination or Change in Control
     When deemed necessary, the Compensation Committee provides Executives with severance benefits payable upon involuntary termination without cause. The benefits may be provided to incentivize Executives to join the Company, to incentivize Executives to remain with the Company, or to compensate Executives when they are asked to take on new or extraordinary responsibilities. The Compensation Committee believes that the benefits provided are comparable those provided to individuals in comparable positions at similar companies.

     Additionally, the Compensation Committee believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of Executives. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. To encourage Executives to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, the Company provides Executives with severance benefits if their employment is terminated without cause in connection with a change in control. The Compensation Committee believes that the change in control benefits the Company provides are comparable to the benefits provided to executives in comparable positions at similar companies.
Severance Benefits Paid in 2007
     The Company entered into a Severance Agreement with Ms. Brady on December 12, 2006 to help ensure a smooth corporate restructuring process aimed at returning the Company to profitability and in consideration of her pending involuntary termination. The Severance Agreement specified a payment in an amount to Ms. Brady in an amount equal to twelve months base salary upon termination without cause. Additionally, the Severance Agreement provided for a payment to Ms. Brady upon involuntary termination in an amount equal to the premium cost to continue group health benefits through COBRA for a period of twelve months. Ms. Brady’s employment was involuntarily terminated by the Company without cause on December 31, 2007. Accordingly, under the terms of the Severance Agreement, she was paid a $210,000 severance payment and a $13,007 payment to continue group health benefits for twelve months through COBRA.
     Mr. Cui’s employment was involuntarily terminated by the Company without cause on August 3, 2007. In consideration of his years of service to the Company and based on severance benefits provided to other Executives at various times during the past two years, the Company paid Mr. Cui a severance benefit in the amount of $201,667. The payment was not paid under any employment agreement.
Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and the four other most highly compensated executive officers, unless certain performance and other requirements are met. The cash compensation paid to the Company’s Executives in fiscal 2007 is not expected to exceed Section 162(m)’s $1,000,000 deductibility limit. Although compensation recognized during 2007 for stock option and restricted stock awards is also subject to Section 162(m)’s deductibility limit, all of our stock option and restricted stock awards are intended to qualify under Section 162(m) as performance-based compensation and, therefore, will not be subject to the $1,000,000 deduction limitation.

Summary Compensation Table
     The following table sets forth all compensation awarded to, earned by and paid to the Executives during 2007:

						Non-equity
				Stock	Option	Incentive Plan	All Other
Name and Position	Year	Salary	Bonus	Awards (1)	Awards (1)	Compensation	Compensation		Total

Hans H. Olsen (2)	2007	$306,000	$421,013	$213,000	$525,334	$183,600	$99,017	(3)	$1,747,964
(Former) President and Chief Executive Officer	2006	260,000	43,714	—	740,265	34,658	—		1,078,637

Steven L. Moore (4)	2007	100,827	—	—	23,988	33,629	—		158,444
Vice President, Chief Financial Officer, Treasurer and Secretary

Richard M. Brooks (5)	2007	107,262	—	—	—	—	5,970	(5)	113,232
(Former) Interim Chief Financial Officer

Michael D. Yonker (6)	2007	72,115	—	—	37,211	—	—		109,326
(Former) Vice President, Chief Financial	2006	201,711	75,000	—	126,960	62,500	—		466,171
Officer, Treasurer and Secretary

John Y. Lau	2007	195,520	—	—	228,157	58,656	260,808	(7)	743,141
Vice President, China Liason and Foundry Management

Anthony R. Simon	2007	190,000	—	—	128,328	57,000	175,377	(8)	550,705
Vice President, Sales and Marketing

Hongmin (Bob) Zhang	2007	220,500	—	—	419,670	66,150	11,427	(9)	717,747
Vice President, Technology and	2006	220,500	—	—	467,528	14,696	11,294		714,018
Chief Technology Officer

Jodie F.T. Brady (10)	2007	210,000	142,616	—	219,416	63,000	296,209	(10)	931,241
(Former) Vice President, Business Operations

Gang (Mark) Cui (11)	2007	125,046	—	—	343,198	—	324,661	(11)	792,905
(Former) Vice President, Strategy and Market	2006	195,824	—	—	420,312	13,317	15,514		644,967
Development

(1)	This column represents the expense recognized for financial statement reporting purposes during the year ended December 31, 2007 for stock options granted to each of the Named Executive Officers in 2007 as well as prior fiscal years in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used for the 2007 grants, see Note 9 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. For information on the valuation assumptions used for grants made prior to 2007, see the notes to the Company’s consolidated financial statements regarding stock-based compensation in our Annual Report on Form 10-K for the respective year. See Grants of Plan Based Awards in Fiscal 2007 table for information on options granted in 2007. The amounts above reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be realized by the Named Executive Officers.

(2)	Mr. Olsen resigned from the Company effective March 31, 2008. The Company has deemed his resignation a not-for-cause termination under his Severance Agreement and his Transition Employment Agreement and will make a severance payment of $306,000 and a retention payment of $500,000 to Mr. Olsen in 2008.

(3)	Other compensation in 2007 represents the tax gross up on the bonus paid to Mr. Olsen to cover his personal tax liability related to the accelerated vesting of 129,166 shares of restricted stock.

(4)	Mr. Moore joined the Company on July 18, 2007.

(5)	Mr. Brooks served as the Company’s interim CFO from April 3, 2007 to July 17, 2007. Other compensation in 2007 consists of the payout of accrued vacation upon termination.

(6)	Mr. Yonker resigned from the Company effective March 31, 2007. Mr. Yonker forfeited option awards to acquire 215,000 shares of common stock with a weighted average exercise price of $4.51 in 2007.

(7)	Mr. Lau’s other compensation consists of the following for 2007:

2007
Foreign taxes	$104,356
Cost of living adjustment — cash payment	80,092
Tuition payments for children	25,801
Leased car and driver	25,505
Payout of accrued vacation beyond maximum carryover	12,799
Personal airline tickets	10,060
Temporary housing	2,195

$260,808

(8)	Mr. Simon’s other compensation consists of the following for 2007:

2007
Foreign taxes	$94,284
Cost of living adjustment — cash payment	75,320
Relocation	5,773

$175,377

(9)	Other compensation in 2007 consists of payments for accrued vacation hours beyond the maximum carryover of $10,030 and $1,397 for product purchase reimbursements.

(10)	Ms. Brady was involuntarily terminated without cause on December 31, 2007. Ms. Brady forfeited option awards to acquire 89,078 shares of common stock with a weighted average exercise price of $1.78 in 2007 and forfeited option awards to acquire 54,670 shares of common stock with a weighted average exercise price of $2.10 in 2008. Ms. Brady’s other compensation consists of the following for 2007:

2007
Severance	$138,000
Home rental abroad	55,604
Payout of accrued vacation at termination	34,412
Cost of living adjustment — cash payment	20,400
Leased car and driver	19,983
Payment at termination to continue group health benefits	13,007
Tax gross up on expatriate benefits	6,335
Relocation	6,021
Other expatriate benefits	2,447

$296,209

(11)	Mr. Cui was involuntarily terminated without cause on August 3, 2007. Mr. Cui forfeited option awards to acquire 356,700 shares of common stock with a weighted average exercise price of $6.09 in 2007. Mr. Cui’s other compensation consists of the following for 2007:

2007
Severance	$201,667
Payout of accrued housing benefit at termination	70,133
Payout of accrued vacation at termination	48,968
Travel allowance	3,130
Product purchase reimbursements	763

$324,661

Grants of Plan-Based Awards in Fiscal 2007
     The following table sets forth information concerning grants of plan-based awards to Named Executive Officers during the year ended December 31, 2007, if any:

						All other
					All other	option
					Stock awards:	awards:
					number of	number of	Exercise or	Grant date fair
		Estimated future payouts under non-equity			shares of	securities	base price of	value of stock
		incentive plan awards (2)			stock or units	underlying	option	and option
Name	Grant date (1)	Threshold ($)	Target ($)	Maximum ($)	(#)	options (#)	awards ($/Sh)	awards (3)
Hans H. Olsen	5/3/2007	$—	$306,000	$344,250	150,000 (4)	300,000 (4)	$1.42	$477,030

Steven L. Moore	7/18/2007	—	56,048	63,054	—	200,000 (5)	1.75	213,000

John Y. Lau	—	—	97,760	109,980	—	—	—	—

Anthony R. Simon	—	—	95,000	106,875	—	—	—	—

Hongmin (Bob) Zhang	—	—	110,250	124,031	—	—	—	—

Jodie F.T. Brady	3/30/2007	—	105,000	118,125	—	100,000 (6)	1.65	105,470

(1)	Represents the grant date for equity-based awards reported in the table.

(2)	Represents the threshold, target and maximum bonuses payable, if any, to the Named Executive Officers under the 2007 Bonus Plan.

(3)	Represents the aggregate grant date fair value of restricted stock and stock option awards calculated in accordance with SFAS 123R. The aggregate grant date fair value is the amount the Company expects to recognize as expense in its consolidated statement of operations over the requisite service period, generally the vesting period. For information on the assumptions made in determining SFAS 123R values see Note 9 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. These amounts reflect the Company’s stock-based compensation expense and do not correspond to the actual value that will be realized by the Named Executive Officers.

(4)	Stock and option awards were granted pursuant to our 2006 Stock Incentive Plan (the “2006 Plan”). Both awards were granted with monthly vesting on a straight-line basis over a three year period. On November 16, 2007 the Board fully accelerated the vesting of the remaining 129,166 unvested shares of the stock award. The stock option was granted with a per share exercise price equal to the closing price of our common stock on the date of grant. The option has a term of ten years. In the event of termination, vested options remain exercisable for three months. In the case of death or disability, the period to exercise vested options is twelve months.

(5)	Options were granted pursuant to the 2006 Plan with a per share exercise price equal to the closing price of our common stock on the date of grant. Options have a term of ten years and vest 25% at the end of the first year and 2.08% monthly thereafter, for an additional three years. In the event of termination, vested options remain exercisable for three months. In the case of death or disability, the period to exercise vested options is twelve months.

(6)	Options were granted pursuant to the 2006 Plan with a per share exercise price equal to the closing price of our common stock on the date of grant. The options were granted with monthly vesting on a straight-line basis over a three year period. In the event of termination, vested options generally remain exercisable for three months. In the case of death or disability, the period to exercise vested options is twelve months.

Outstanding Equity Awards at Fiscal Year-End
     The following table presents the option awards outstanding, if any, for the Named Executive Officers as of December 31, 2007:

	Number of securities underlying			Option exercise	Option
	unexercised options (#)			price	expiration
Name	exercisable	unexercisable		per share	date
Hans H. Olsen	87,500	—		22.06	01/02/11
	100,000	—		16.50	01/02/12
	100,000	—		6.25	12/20/12
	100,000	—		7.57	01/31/13
	93,333	6,667	(1)	15.41	03/09/14
	44,625	40,375	(2)	9.48	03/04/15
	11,333	31,167	(3)	5.02	02/15/16
	58,333	241,667	(4)	1.42	05/03/17

	595,124	319,876

Steven L. Moore	—	200,000	(5)	1.75	07/18/17

John Y. Lau	20,000	—		0.33	03/03/09
	18,000	—		1.49	09/16/09
	7,500	—		2.43	12/08/09
	40,000	—		8.50	04/02/11
	27,618	—		16.50	01/02/12
	22,382	—		16.50	01/02/12
	50,000	—		7.57	01/31/13
	37,333	2,667	(6)	15.41	03/09/14
	13,125	11,875	(7)	9.48	03/04/15
	13,333	36,667	(8)	5.02	02/15/16
	25,000	50,000	(9)	2.49	12/04/16

	274,291	101,209

Anthony R. Simon	35,000	25,000	(10)	7.69	08/22/15
	4,000	11,000	(11)	4.65	02/08/16
	33,334	66,666	(9)	2.49	12/04/16

	72,334	102,666

	Number of securities			Option
	underlying			exercise	Option
	unexercised options (#)			price	expiration
Name	exercisable	unexercisable		per share	date
Hongmin (Bob) Zhang	6,000	—		8.25	06/03/12
	150,000	—		9.22	10/01/13
	45,834	22,916	(12)	2.49	12/04/13
	26,250	23,750	(13)	9.48	03/04/15
	18,667	51,333	(14)	5.02	02/15/16
	33,334	66,666	(9)	2.49	12/04/16

	280,085	164,665

Jodie F.T. Brady	1,500	—		2.43	03/31/08
	28,169	—		2.49	03/31/08
	25,001	—		1.65	03/31/08

	54,670	—

1)	Options vest monthly with 6,667 vesting from January 1, 2008 through February 28, 2008.

2)	Options vest monthly with 6,375 vesting from January 1, 2008 through March 4, 2008 and 34,000 vesting from March 5, 2008 through March 4, 2009.

3)	Options vest monthly with 1,417 vesting from January 1, 2008 through February 15, 2008, 12,750 vesting from February 16, 2008 through February 15, 2009 and 17,000 vesting from February 16, 2009 through February 15, 2010.

4)	Options vest monthly with 41,667 vesting from January 1, 2008 through May 31, 2008, 100,000 vesting from June 1, 2008 through May 31, 2009 and 100,000 vesting from June 1, 2009 through May 31, 2010.

5)	50,000 options vest on July 31, 2008 with 150,000 vesting monthly from August 1, 2008 through July 31, 2011.

6)	Options vest monthly from January 1, 2008 through February 29, 2008.

7)	Options vest monthly with 1,875 vesting from January 1, 2008 through March 4, 2008 and 10,000 vesting from March 5, 2008 through March 4, 2009.

8)	Options vest monthly with 1,667 vesting from January 1, 2008 through February 15, 2008, 15,000 vesting from February 16, 2008 through February 15, 2009 and 20,000 vesting from February 16, 2009 through February 15, 2010.

9)	Options vest monthly from January 1, 2008 through December 31, 2009.

10)	Options vest monthly from January 1, 2008 through August 31, 2009.

11)	Options vest monthly with 500 vesting from January 1, 2008 through February 29, 2008, 4,500 vesting from March 1, 2008 through February 28, 2009 and 6,000 vesting from March 1, 2009 through February 28, 2010.

12)	Options vest monthly from January 1, 2008 through June 30, 2008.

13)	Options vest monthly with 3,750 vesting monthly from January 1, 2008 through March 4, 2008 and 20,000 vesting from March 5, 2008 through March 4, 2009.

14)	Options vest monthly with 2,333 vesting from January 1, 2008 through February 15, 2008, 21,000 vesting from February 16, 2008 through February 15, 2009 and 28,000 vesting from February 16, 2009 through February 15, 2010.
Option Exercises and Stock Vested
     The following table presents stock vested for the Named Executive Officers during the year ended December 31, 2007:

Stock awards
Number of
	shares	Value
	acquired on	realized on
	vesting (#)	vesting ($)
Hans H. Olsen	150,000	$143,271
     There were no options exercised by any Named Executive Officer during the year ended December 31, 2007.
Potential Benefits Upon Termination or Change in Control
Olsen Severance Agreement
     On December 12, 2006, the Company entered into a Severance Agreement with Mr. Olsen. The Severance Agreement specifies a payment to Mr. Olsen in an amount equal to twelve months base salary upon termination without cause.
Moore Severance Agreement and Offer Letter
     On June 22, 2007, the Company entered into a Severance Agreement with Mr. Moore. In accordance with Mr. Moore’s Severance Agreement, in the event that his employment is terminated by the Company without cause, Mr. Moore will receive the following benefit:
a)	If terminated before January 18, 2008 — twelve months base salary.

b)	If terminated between January 18, 2008 and July 17, 2008 — six months plus the length of time remaining between the termination date and July 18, 2008 of base salary.

c)	If terminated after July 17, 2008 — six months base salary.
     Additionally, if Mr. Moore’s employment is terminated by the Company without cause, the Company will pay Mr. Moore an amount equal to the premium cost to continue group health benefits through COBRA for a period of twelve months.
     Per Mr. Moore’s offer letter, in the event of termination without cause within three years following a change in control of the Company, vesting will accelerate on Mr. Moore’s equity award grants so that the number of shares that would otherwise vest within twelve months of his termination date become fully vested and exercisable at termination.

Board Resolutions Regarding Change in Control
     On March 22, 2002, the Board adopted resolutions approving a change of control and severance program for executive officers and Directors. Under the terms of the resolutions, upon a change of control, the Company will accelerate the vesting schedule of options held by executive officers or Directors that would have otherwise vested during the next twelve months according to the vesting schedule associated with such options.
     Additionally, upon a change of control and the involuntary termination of an executive officer without cause, or a substantial change in the executive officer’s responsibilities within three months prior to or twelve months following the change of control, the terminated officer will be entitled to severance payments equal to six months base salary and continuation of medical insurance benefits for a period of six months from the date of termination. The individual severance agreements described above for Mr. Olsen and Mr. Moore supersede these resolutions.
Total Benefits Potentially Payable
     The following table summarizes benefits that would have been payable to the Executives who were employed as of December 31, 2007 had they been terminated without cause or had a change in control occurred as of that date:

	Involuntary termination
	without cause not related	Involuntary termination without cause related to
	to change in control	change in control
	Estimated total value of	Estimated total value of	Estimated total value of
	cash payment ($)	cash payment ($)	equity acceleration ($)
Hans H. Olsen (1)	$806,000	$806,000	$—
Steven L. Moore	245,000	245,000	—
John Y. Lau	—	97,760	—
Anthony R. Simon	—	95,000	—
Hongmin (Bob) Zhang	—	110,250	—

(1)	Mr. Olsen resigned from the Company effective March 31, 2008. The Company has deemed his resignation a not-for-cause termination under his Severance Agreement and his Transition Employment Agreement and will make a severance payment of $306,000 and a retention payment of $500,000 to Mr. Olsen in 2008.

INFORMATION ABOUT OUR EQUITY COMPENSATION PLANS
     The following table provides information as of December 31, 2007 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans:

			Number of
			securities
	Number of		remaining
	securities to be	Weighted	available for
	issued upon	average	issuance under
	exercise of	exercise price	compensation plans
	outstanding	of outstanding	(excluding securities
Plan Category	options (1)	options	in first column) (2)
Equity Compensation Plans Approved by Shareholders (3)	4,299,917	$6.23	2,438,594
Equity Compensation Plans Not Approved by Shareholders (4)	513,871	7.42	—

Total	4,813,788	$6.36	2,438,594

(1)	Excludes purchase rights under the 2000 Employee Stock Purchase Plan (the “ESPP”), which has a shareholder-approved reserve of 1,995,000 shares at December 31, 2007. Under the ESPP, each eligible employee may purchase shares of the Company’s common stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the common stock on the offering date or (ii) the fair market value on the semi-annual purchase date.

(2)	Includes shares available for future issuance under the ESPP. As of December 31, 2007, an aggregate of 560,888 shares of common stock were available for issuance under the ESPP.

(3)	Consists of the Company’s 2006 Stock Incentive Plan, 1997 Stock Incentive Plan, as amended and the ESPP. With the adoption of the 2006 Stock Incentive Plan, the right to issue any awards under the 1997 Stock Incentive plan was terminated.

(4)	Consists of the Company’s 2001 Nonqualified Stock Option Plan, which allowed for option grants to employees and consultants (not officers and Directors) of the Company, the Equator Technologies, Inc. 1996 Stock Option Plan and individual stock option plans assumed in connection with our acquisition of Equator Technologies, Inc. With the adoption of the 2006 Stock Incentive Plan, the right to issue any awards under these plans was terminated.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     The Audit Committee has appointed KPMG LLP, independent registered public accounting firm, as the Company’s auditor for the year ending December 31, 2008. KPMG LLP has audited the Company since 1997.
Fees Paid to KPMG LLP
     The following table sets forth the aggregate fees paid to KPMG LLP during 2007 and 2006:

	2007	2006
Audit Fees (1)	$571,630	$437,000
Audit-Related Fees	—	—
Tax Fees (2)	18,815	35,589
All Other Fees	—	—

Total	$590,445	$472,589

(1)	Audit Fees: Consists of fees billed for services rendered for the audit of the Company’s annual financial statements and reviews of the Company’s interim condensed consolidated financial statements. Also includes fees billed for reviews of registration statements.

(2)	Tax Fees: Consists of fees billed for services rendered for tax compliance and preparation.
Pre-Approval of Audit and Permissible Non-Audit Services
     The Audit Committee pre-approves any engagement under which KPMG LLP provides audit or permissible non-audit services to the Company. The Audit Committee has adopted a policy for the pre-approval of these services. Under the policy, pre-approval may be general and apply to services that will be performed over an extended period of time, or specific. General pre-approvals apply for one year.
     The Company’s CFO and KPMG LLP must provide the committee with the following information for each service to be approved: (i) the type of service to be performed; (ii) a detailed description of each particular service; and (iii) a range of fees.
     The authority to pre-approve services may be delegated to one designated member of the Audit Committee. If a designated member does pre-approve services, the pre-approval is reported to the full committee at its next regularly scheduled meeting.
     During 2007 and 2006, the Audit Committee pre-approved 100% of the services provided by KPMG LLP.

Audit Committee Report
     The information contained in the report below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference therein.
     The Audit Committee currently consists of Daniel Heneghan, who chairs the Audit Committee, Mark Christensen and C. Scott Gibson. The Audit Committee has the responsibility and authority described in the Pixelworks, Inc. Charter of the Audit Committee of the Board of Directors, which has been approved by the Board. A copy of the Audit Committee Charter is available on our website at www.pixelworks.com. The Board has determined that Mr. Heneghan, Mr. Christensen and Mr. Gibson meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and in the applicable rules of NASDAQ. In addition, the Board has determined that both Mr. Heneghan and Mr. Gibson qualify as audit committee financial experts as defined by SEC rules.
     As further described in its charter, the Audit Committee oversees the corporate accounting, financial reporting practices and financial statement audits of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent auditors are responsible for planning and conducting audits in accordance with generally accepted auditing standards and for issuing an opinion about whether the financial statements are presented fairly, in all material respects, in accordance with generally accepted accounting principles. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurances as to the Company’s financial statements or systems of internal controls or any professional certification as to the independent auditor’s work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under its charter.
     This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process for the year ended December 31, 2007, particularly with regard to the Company’s audited consolidated financial statements included in the Annual Report on Form 10-K for the year then ended. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements and Management’s Report on Internal Control over Financial Reporting. In addition, the Audit Committee reviewed with KPMG LLP, the Company’s independent registered public accounting firm, their judgments as to the quality and the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance.
     The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with KPMG LLP its independence.
     The Audit Committee discussed with KPMG LLP the overall scope and plans for their audit. The Audit Committee met quarterly with KPMG LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

     The Audit Committee has also evaluated the performance of KPMG LLP, including, among other things, the amount of fees paid to KPMG LLP for audit services related to the year ended December 31, 2007. Based on its evaluation, the Audit Committee has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2008.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Respectfully submitted,

Daniel Heneghan, Chairman
Mark Christensen
C. Scott Gibson
OTHER BUSINESS
     As of the date of this Proxy Statement, the Board does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, proxies held by the Board will voted on such other matters as determined by a majority of the Board.
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2009 proxy statement. Any such proposal must be received by the Company no later than December 8, 2008. If the Company changes the date of its 2009 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline is a reasonable time before the Company begins to print and send its proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.
     Alternatively, under the Company’s First Restated Bylaws, a proposal or nomination that a shareholder submits outside the processes of SEC Rule 14a-8 must be delivered to or mailed and received at the Company’s principal executive offices by the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting. In the event we provide less than 60 days’ notice or prior public disclosure of the date of the annual meeting, the shareholder proposal or nomination must be received not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
     A shareholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at any annual meeting.

     In relation to shareholder proposals and nominations, in certain instances the Company may exercise discretionary voting authority under proxies held by the Board. For instance, if the Company does not receive a shareholder proposal by February 21, 2009, the Company may exercise discretionary voting authority under proxies held by the Board on such shareholder proposal. If the Company changes the date of its 2009 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline is a reasonable time before the Company begins to print and send its proxy materials. In addition, even if the Company is notified of a shareholder proposal within the time requirements discussed above, if the shareholder does not comply with certain requirements of the Exchange Act, the Company may exercise discretionary voting authority under proxies held by the Board on such shareholder proposal if the Company includes advice in its proxy statement on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.
ADDITIONAL INFORMATION
     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are not deemed to be incorporated by reference into this Proxy Statement. You may read and copy any documents filed by us at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov. We make available on our Internet website free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as practicable after we electronically file such reports with the SEC. Additionally, the Company will provide, without charge, on the written request of any beneficial owner of shares of the Company’s common stock entitled to vote at the Annual Meeting, a copy of the Company’s Annual Report as filed with the SEC on Form 10-K for the year ended December 31, 2007. Written requests should be mailed to the Secretary, 8100 SW Nyberg Road, Tualatin, Oregon 97062.

BY ORDER OF THE BOARD OF DIRECTORS

Bruce A. Walicek President and Chief Executive Officer
San Jose, California
[•], 2008

APPENDIX A
PIXELWORKS, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
I. COMMITTEE PURPOSE
The Audit Committee (“the Committee”) of Pixelworks, Inc. (“the Company”) is appointed by the Board of Directors (“the Board”) to oversee corporate accounting, financial reporting practices, and financial statement audits of the Company. In meeting its responsibilities, the Committee shall maintain open avenues of communication with the independent auditors, Company management and the Board.
This Charter delegates certain responsibilities of the Board to the Committee. It does not assign executive responsibilities. In fulfilling its duties under this charter, the Committee shall be held to the standards of any member of the Board under applicable Oregon law (ORS 60.357 (1) through (3)) and is entitled to the protection of ORS 60.357 (4) in doing so. These statutory sections are attached to this Charter for easy reference. For example, it is the responsibility of the Company’s management, not that of the Committee, to prepare the financial statements. It is the auditors’ responsibility to plan and conduct audits in accordance with generally accepted auditing standards and to issue an opinion about whether the financial statements are presented fairly, in all material respects, in accordance with generally accepted accounting principles.
II. COMMITTEE STRUCTURE
A. COMMITTEE SIZE AND MEMBERSHIP
The Committee shall be comprised of three or more directors. Members shall be appointed by the Board based on the recommendations of the Corporate Governance and Nominating Committee, and may be removed by the Board at any time. Each member shall meet the knowledge requirements and the independence requirements of applicable laws and rules of the Securities and Exchange Commission (“SEC”) and the NASDAQ stock market in effect from time to time (subject to any exceptions allowed by such rules and any waivers granted by such authorities).
All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Additionally, at least one member of the Committee shall be an “audit committee financial expert” as defined in Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Act”).
B. COMMITTEE CHAIR
The Board may appoint one member to serve as Committee Chair, to convene and chair all regular and special sessions of the Committee, to set agendas for Committee meetings, and to determine and communicate to management and the full Board the information needs of the Committee. If the Board fails to appoint a Committee Chair, the members of the Committee shall elect a Chair by majority vote of the full Committee.

III. COMMITTEE MEETINGS
The Committee shall meet four times a year or more frequently as circumstances dictate. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee may require members of management to attend its meetings and to provide pertinent information as necessary. The Committee, or at least its Chair or a majority of the Committee, shall communicate with management and the independent auditors (a) quarterly to review the Company’s financial statements and significant findings based upon the timely review procedures performed, and (b) annually to review the results of the annual audit.
In addition, at least twice per year (or more frequently as circumstances dictate), the Committee shall meet privately in executive session with management, the independent auditors, the Company’s personnel responsible for internal audits, and as a committee to discuss any matters that the Committee or each of these groups believes should be addressed.
The Committee will keep adequate minutes of all of its proceedings and will either submit the minutes of each of its meetings to the Board, or report the matters raised at each of its meetings directly to the Board.
IV. DUTIES AND RESPONSIBILITIES
In furtherance of its purpose, the Committee shall have the following specific duties and responsibilities:
A. MAINTAIN THE COMMITTEE CHARTER
The Committee is responsible for reviewing and reassessing the adequacy of this Charter at least annually, and for recommending any proposed changes to the Board for approval. The Committee is also responsible for ensuring that this Charter is published as required by SEC regulations.
B. APPOINT AND MONITOR THE INDEPENDENT AUDITORS
Reporting Relationship and Oversight Role
The independent auditors shall report directly to the Committee. The Committee has the sole responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).
The Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purposes of preparing or issuing an audit report or related work. The Committee shall meet with the independent auditors prior to each annual audit to discuss the audit plan, including scope, staffing, locations, reliance upon management and general audit approach. However, it is not the Committee’s responsibility to prepare and certify the Company’s financial statements, to guarantee the independent auditors’ report, or to guarantee other disclosures by the Company.

Pre-Approve Fees Paid to Independent Auditors
The Committee has the ultimate authority to approve all audit engagement fees and terms, with the costs of all engagements to be borne by the Company.
The Committee shall pre-approve all audit services and permitted non-audit services (including the fees and the terms thereof) to be performed for the Company by its independent auditors in accordance with the Company’s Policy for Audit and Non-Audit Services.
The Company shall disclose in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q any approval of non-audit services during the period covered by the applicable report.
Evaluate Results of Independent Auditors’ Work
At least annually, the Committee shall review with the independent auditors all matters required to be discussed under Statement of Auditing Standards No. 114 and any problems or difficulties the auditors may have encountered in the course of their work. This review should include:
(a)	Any restrictions on the scope of activities or access to required information;

(b)	Any disagreements with management; and

(c)	Any significant changes in the planned scope of the audit.
The Committee shall obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated. Section 10A(b) relates to illegal acts that have come to the attention of the independent auditors during the course of their work.
Monitor Performance of Independent Auditors
The Committee shall review and evaluate the experience and qualifications of the senior members of the independent auditor’s team on an annual basis. Also on an annual basis, the Committee shall review with the independent auditors the audit firm’s quality control procedures.
Monitor Independence of Independent Auditors
At least annually, the Committee shall monitor the independence of the auditors. To that end, the Committee is responsible for obtaining from the independent auditors a formal written statement delineating all relationships between the auditors and the Company. The statement shall be consistent with Independence Standards Board Standard 1. It is the Committee’s responsibility to actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.
The Committee shall ensure rotation of audit partners as required by applicable laws and regulations. As considered necessary, the Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent audit firm on a regular basis.

C. REVIEW FINANCIAL STATEMENTS AND DISCLOSURE MATTERS
The Committee shall review the annual and quarterly financial statements with management and the independent auditors prior to distribution or filing. The review shall include discussion of:
(a)	Critical accounting policies and practices used in preparation of the financial statements;

(b)	Significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including significant changes in selection or application of accounting principles, any unusual or non-recurring items, and the nature and substance of any significant reserves;

(c)	Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of using alternative treatments, and the treatment preferred by the independent auditors;

(d)	The independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles applied in its financial reporting;

(e)	All discussions between the independent auditors’ team and the firm’s national office;

(f)	Any unadjusted differences identified by the independent auditors that were not booked by management in the financial statements;

(g)	Any other major issues regarding accounting or auditing principles and practices;

(h)	The adequacy of internal controls that could significantly affect the Company’s financial statements, and any special audit steps adopted in light of identified control deficiencies;

(i)	The Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation”;

(j)	The effect of regulatory and accounting initiatives on the financial statements;

(k)	The effect of non-GAAP figures on the financial statements;

(l)	Any financial information or earnings guidance provided to analysts or rating agencies; and

(m)	Any correspondence with regulators or governmental agencies, and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.
The Committee shall discuss the Form 10-K and 10-Q certification processes with the Chief Executive Officer and Chief Financial Officer. This discussion will address any deficiencies in design or operating effectiveness of internal controls, as well as any identified fraud involving management or employees with a significant role in the Company’s internal controls.
D. CODE OF BUSINESS CONDUCT AND ETHICS
The Committee is responsible for reviewing and reassessing the adequacy of the Company’s Code of Business Conduct and Ethics and for recommending changes as deemed appropriate.

The Committee is also responsible for approving, in advance, any amendments to the Code of Business Conduct and Ethics, or waivers thereof, for directors, executive officers, and senior financial officers.
E. ESTABLISH PROCEDURES TO ADDRESS COMPLAINTS
The Committee shall establish a process that allows employees to submit, in a confidential and anonymous manner, concerns they may have regarding questionable accounting or auditing practices. The Committee will also establish and implement procedures for the receipt, retention and treatment of concerns received regarding accounting, internal controls or auditing matters.
F. RISK MANAGEMENT
While the Board retains responsibility for overall business risk management, the Committee shall review, at least annually, the Company’s risk assessment and management policies related to accounting, finance, information technology, insurance (other than Directors & Officers insurance), and the investment policy.
G. REVIEW RELATED PARTY TRANSACTIONS
The Committee shall review all related party transactions for potential conflict of interest situations on an ongoing basis. The Company shall not enter into any such transactions without prior Committee approval. Related party transactions are those that are required to be disclosed by SEC Regulation S-K Item 404.
H. REVIEW LEGAL COMPLIANCE
On at least an annual basis, the Committee shall review with the Company’s legal counsel, independent auditors, tax advisors, or any persons that the Committee deems necessary, any legal or regulatory compliance matters that could have a material effect on the Company’s financial statements, or the Company’s compliance with applicable laws and regulations. Additionally, the Committee shall review any inquiries received from regulators or governmental agencies that could have a material effect on the Company’s financial statements.
I. INFORMATION TECHNOLOGY POLICIES
At least annually, the Committee shall review the Company’s Corporate Information Technology (IT) Policy and assess the need for changes in light of any risks identified.
J. CURRENCY MATTERS
On at least an annual basis, the Committee shall review risks related to currency fluctuations and any hedging activities entered into by the Company to mitigate those risks.
K. PREPARE PROXY REPORT
The Committee shall produce an annual report for inclusion in the Company’s annual proxy statement in compliance with applicable SEC rules and regulations and relevant NASDAQ guidance.

L. SELF EVALUATION
The Committee shall conduct an annual performance evaluation of itself.
M. ADDITIONAL RESPONSIBILITIES
In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time.
V. ACCESS TO ADVISORS
To the extent that it deems necessary or appropriate, the Committee shall have the authority to obtain advice and assistance from, and to retain, independent legal, accounting or other advisors or experts at the expense of the Company. The Committee may act in reliance on management, the Company’s independent auditor, and any other advisors and experts, as it deems necessary or appropriate.
The Committee has the power to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties. The Committee shall have unrestricted access to the Company’s employees, independent auditor, and internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent auditor to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.
The Committee has the power to determine the level of administrative expenses necessary or appropriate to carry out its duties, with such costs to be borne by the Company.
Oregon Law: ORS 60.357
60.357 General standards for directors. (1) A director shall discharge the duties of a director, including the duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation.
(2) In discharging the duties of a director, a director is entitled to rely on information, opinions, reports or statements including financial statements and other financial data, if prepared or presented by:
(a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;
(b) Legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or
(c) A committee of the board of directors of which the director is not a member if the director reasonably believes the committee merits confidence.

(3) A director is not acting in good faith if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) of this section unwarranted.
(4) A director is not liable for any action taken as a director, or any failure to take any action, if the director performed the duties of the director’s office in compliance with this section.

APPENDIX B
THIRD AMENDMENT TO
SIXTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
PIXELWORKS, INC.

     Pursuant to the Oregon Business Corporation Act (ORS Chapter 60), Pixelworks, Inc. (the “Corporation”) hereby adopts the following Third Amendment to its Sixth Amended and Restated Articles of Incorporation.
1. Section 2.5 is added to ARTICLE 2. to read as follows:
     2.5 Reverse Stock Split. Effective upon the filing of the 2008 Amended and Restated Articles Incorporation of the Corporation with the State of Oregon (the “Effective Date”), each [TWO (2) UP THROUGH FIVE (5)] shares of Common Stock, $.001 par value per share (the “Old Common Stock”), then issued and outstanding shall automatically be combined into one (1) share of Common Stock, $.001 par value per share (the “New Common Stock”), of the Corporation without any further action by the holders of such shares of Old Common Stock.
          a. Fractional Shares. Any fractional shares resulting from that exchange will not be issued, but will be paid out in cash equal to such fraction multiplied by the closing trading price of the Corporation’s Common Stock on the Nasdaq Global Market or the Nasdaq Capital Market, as the case may be, on the trading day immediately before the Effective Date.
          b. Effect of Old Certificates. Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined.
          c. Exchange. Each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, or, at the discretion of the Corporation and unless otherwise instructed by such holder, book-entry shares in lieu of a new certificate or certificates evidencing and representing the number of whole shares of New Common Stock to which such person is entitled, under the foregoing reclassification and combination.
          d. Rights of New Common Stock. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined below).

2. Section 3.2 of ARTICLE 3. is amended by deleting the first sentence thereof.
B-1

PIXELWORKS, INC. 8100 SW NYBERG ROAD SUITE 400 TUALATIN, OR 97062 VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Pixelworks, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Pixelworks, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, sign date your proxy card and return it in the enclosed postage-paid envelope. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PIXEL1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual PIXELWORKS, INC. For Withhold For All nominee(s), mark “For All Except” and write the All All Except THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS number(s) of the nominee(s) on the line below. THAT PIXELWORKS’ SHAREHOLDERS VOTE FOR THE PROPOSALS BELOW. 000 Vote On Directors Proposal 1. Election of Directors: Nominees: 01) Allen H. Alley 05) Daniel J. Heneghan 02) Mark A. Christensen 06) Hans H. Olsen 03) James R. Fiebiger 07) Bruce A. Walicek 04) C. Scott Gibson For Against Abstain Vote On Proposals Proposal 2. Approval of amendment to the 2006 Stock Incentive Plan. 000 Proposal 3. Grant of discretionary authority to the Board of Directors to amend the articles of incorporation of the Company to effect a reverse stock split at an exchange ratio within the specified range and at any time on or prior to the date of the 2009 Annual 000 Meeting of Shareholders. 000 Proposal 4. Ratification of the appointment of KPMG LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year. Please sign and date as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. Joint owners should each sign. The undersigned hereby acknowledges receipt of Pixelworks’ Proxy Statement and hereby revokes any proxy or proxies previously given. The undersigned acknowledges receipt from Pixelworks, prior to the execution of this proxy, of the Company’s Proxy Statement for the 2008 Annual Meeting and the 2007 Annual Report to Shareholders. For address changes and/or comments, please check this box and write them on 0 the back where indicated. Please indicate if you plan to attend this meeting. 00 Yes No THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) The undersigned hereby appoints Bruce A. Walicek and Steven L. Moore, proxy with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pixelworks, Inc. on [-], 2008 and any adjournments thereof, with all powers that the undersigned would possess if personally present. Whether or not you expect to attend the annual meeting, please vote your shares. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. PIXELWORKS, INC. PROXY FOR ANNUAL MEETING OF SHAREHOLDERS [ — ], 2008 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) The undersigned hereby appoints Bruce A. Walicek and Steven L. Moore, proxy with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pixelworks, Inc. on [-], 2008 and any adjournments thereof, with all powers that the undersigned would possess if personally present. Whether or not you expect to attend the annual meeting, please vote your shares. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. PIXELWORKS, INC. PROXY FOR ANNUAL MEETING OF SHAREHOLDERS [ — ], 2008 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS